Exhibit 10.1

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of May 6, 2020, among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors signatory hereto, the Lenders signatory hereto and BMO Harris Bank N.A., a national banking association, individually as a Lender and as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.       The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 26, 2019 (as amended prior to the date hereof, the “Existing Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Existing Credit Agreement, as amended hereby (the “Credit Agreement”).

B.      The Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders party hereto are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.              AMENDMENTS.

1.1.       Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement (including the exhibits thereto, but excluding the schedules thereto) shall be and hereby is amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Annex I hereto.

SECTION 2.              CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.       The Loan Parties, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.       The Administrative Agent shall have received, on behalf of the applicable Lenders, such fees (if any) that have been agreed to in writing between the Administrative Agent and the Borrower.

SECTION 3.              REPRESENTATIONS.

In order to induce the Administrative Agent and the Required Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent and the Lenders that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent), (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment, (c) each Loan Party has taken all necessary action to authorize it to execute, deliver and perform its obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby, and (d) this Amendment has been duly executed and delivered by the Loan Parties and is the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 4.              MISCELLANEOUS.

4.1.       The Loan Parties heretofore executed and delivered to the Administrative Agent the Security Agreement and certain other Collateral Documents.  The Loan Parties hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2.       Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Each of the Guarantors reaffirm their Guaranties under Section 11 of the Credit Agreement.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.       The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

4.4.       This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

[SIGNATURE PAGES TO FOLLOW]

This Third Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

“BORROWER”

WILLDAN GROUP, INC.

By	/s/ THOMAS D. BRISBIN
	Name:	Thomas D. Brisbin
	Title:	Chief Executive Officer

“GUARANTORS”

ELECTROTEC OF NY ELECTRICAL INC.

PUBLIC AGENCY RESOURCES

WILLDAN ENERGY SOLUTIONS

WILLDAN ENGINEERING

WILLDAN FINANCIAL SERVICES

WILLDAN HOMELAND SOLUTIONS

WILLDAN LIGHTING & ELECTRIC, INC.

WILLDAN LIGHTING & ELECTRIC OF CALIFORNIA

WILLDAN LIGHTING & ELECTRIC OF WASHINGTON, INC.

ABACUS RESOURCE MANAGEMENT COMPANY

INTEGRAL ANALYTICS, INC.

NEWCOMB ANDERSON MCCORMICK, INC.

ENERGY AND ENVIRONMENTAL ECONOMICS, INC.

By	/s/ THOMAS D. BRISBIN
	Name:	Thomas D. Brisbin
	Title:	Chairman of the Board

“GUARANTORS”

GENESYS ENGINEERING, P.C.

By	/s/ RACHEL SERASPE
	Name:	Rachel Seraspe
	Title:	Vice President

“GUARANTORS”

LIME ENERGY CO. LIME FINANCE, CO. LIME ENERGY SERVICES, CO. ENERPATH INTERNATIONAL HOLDING COMPANY ENERPATH SERVICES, INC.

By:	/s/ STACY MCLAUGHLIN
	Name:	Stacy McLaughlin
	Title:	Vice President and Treasurer

“ADMINISTRATIVE AGENT” and “LENDERS”

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By	/s/ MARIA WISNIEWSKI
	Name	Maria Wisniewski
	Title	Senior Vice President

“LENDERS”

BANK OF AMERICA N.A., as a Lender

By	/s/ MARY BEATTY
	Name	Mary Beatty
	Title	SVP

“LENDERS”

CITIBANK, NA., as a Lender

By	/s/ MAURICIO J. ROMERO
	Name	Mauricio J. Romero
	Title	Director

“LENDERS”

MUFG UNION BANK, N.A., as a Lender

By	/s/ DAVID ROFSKY
	Name	David Rofsky
	Title	Director

“LENDERS”

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ ANDREW WILLIAMS
	Name	Andrew Williams
	Title	Vice President

ANNEX I

AMENDED CREDIT AGREEMENT

(See attached)

~~EXECUTION VERSION~~Annex I to Third Amendment to

Amended and Restated Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JUNE 26, 2019,

AMONG

WILLDAN GROUP, INC.,

as the Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

AND

BMO HARRIS BANK N.A.,

as Administrative Agent

BMO CAPITAL MARKETS CORP., AS JOINT LEAD ARRANGER AND JOINT BOOK RUNNER

MUFG UNION BANK, N.A., AS JOINT LEAD ARRANGER, JOINT BOOK RUNNER

AND SYNDICATION AGENT

~~(For~~Annex I to Third Amendment ~~Annex Redline) Conformed Amended and Restated~~to A&R Credit Agreement (Willdan~~) (Amendments 1-2) 4833-9965-9195~~, 2020) 4821-9872-3002  v~~2~~9.docx

4135869

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1.	DEFINITIONS; INTERPRETATION	1

Section 1.1.	Definitions	1
Section 1.2.	Interpretation	~~40~~ 43
Section 1.3.	Change in Accounting Principles	~~41~~ 44
Section 1.4.	Divisions	~~42~~ 44

SECTION 2.	THE FACILITIES	~~42~~ 44

Section 2.1.	Term Loan Facilities	~~42~~ 44
Section 2.2.	Revolving Facility	~~43~~ 45
Section 2.3.	Letters of Credit	~~45~~ 48
Section 2.4.	Applicable Interest Rates	~~49~~ 52
Section 2.5.	Minimum Borrowing Amounts; Maximum Eurodollar Loans	~~50~~ 52
Section 2.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates	~~50~~ 53
Section 2.7.	Payment and Maturity of Loans	~~52~~ 55
Section 2.8.	Prepayments	~~53~~ 55
Section 2.9.	Default Rate	~~55~~ 58
Section 2.10.	Evidence of Indebtedness	~~56~~ 59
Section 2.11.	Commitment Terminations	~~57~~ 60
Section 2.12.	Replacement of Lenders	~~57~~ 60
Section 2.13.	Defaulting Lenders	~~58~~ 61
Section 2.14.	Cash Collateral for Fronting Exposure	~~61~~ 63
Section 2.15.	Increase in Revolving Credit Commitments or Making Incremental Term Loans	~~62~~ 64

SECTION 3.	FEES	~~63~~ 65

Section 3.1.	Fees	~~63~~ 65

SECTION 4.	TAXES; CHANGE IN CIRCUMSTANCES, INCREASED COSTS, AND FUNDING INDEMNITY	~~64~~ 66

Section 4.1.	Taxes	~~64~~ 67
Section 4.2.	Change of Law	~~68~~ 70
Section 4.3.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR	~~68~~ 71
Section 4.4.	Increased Costs	~~70~~ 72
Section 4.5.	Funding Indemnity	~~71~~ 73
Section 4.6.	Discretion of Lender as to Manner of Funding	~~71~~ 74
Section 4.7.	Lending Offices; Mitigation Obligations	~~72~~ 74

-i-

SECTION 5.	PLACE AND APPLICATION OF PAYMENTS	~~72~~ 75

Section 5.1.	Place and Application of Payments	~~72~~ 75
Section 5.2.	Non‑Business Days	~~73~~ 75
Section 5.3.	Payments Set Aside	~~73~~ 75
Section 5.4.	Account Debit	~~73~~ 76

SECTION 6.	REPRESENTATIONS AND WARRANTIES	~~73~~ 76

Section 6.1.	Organization and Qualification	~~73~~ 76
Section 6.2.	Subsidiaries	~~74~~ 76
Section 6.3.	Authority and Validity of Obligations	~~74~~ 77
Section 6.4.	Use of Proceeds; Margin Stock	~~75~~ 77
Section 6.5.	Financial Reports	~~75~~ 78
Section 6.6.	No Material Adverse Change	~~75~~ 78
Section 6.7.	Full Disclosure	~~76~~ 78
Section 6.8.	Trademarks, Franchises, and Licenses	~~76~~ 78
Section 6.9.	Governmental Authority and Licensing	~~76~~ 79
Section 6.10.	Good Title	~~76~~ 79
Section 6.11.	Litigation and Other Controversies	~~76~~ 79
Section 6.12.	Taxes	~~76~~ 79
Section 6.13.	Approvals	~~77~~ 79
Section 6.14.	Affiliate Transactions	~~77~~ 80
Section 6.15.	Investment Company	~~77~~ 80
Section 6.16.	ERISA	~~77~~ 80
Section 6.17.	Compliance with Laws	~~77~~ 80
Section 6.18.	OFAC	~~78~~ 81
Section 6.19.	Labor Matters	~~79~~ 81
Section 6.20.	Other Agreements	~~79~~ 82
Section 6.21.	Solvency	~~79~~ 82
Section 6.22.	No Default	~~79~~ 82
Section 6.23.	No Broker Fees.	~~79~~ 82
Section 6.24.	Security Documents	~~79~~ 82
Section 6.25.	Bonding Capacity	~~80~~ 83

SECTION 7.	CONDITIONS PRECEDENT	~~80~~ 83

Section 7.1.	All Credit Events	~~80~~ 83
Section 7.2.	Effective Date	~~81~~ 84

SECTION 8.	COVENANTS	~~84~~ 87

Section 8.1.	Maintenance of Business	~~84~~ 87
Section 8.2.	Maintenance of Properties	~~84~~ 87
Section 8.3.	Taxes and Assessments	~~84~~ 87
Section 8.4.	Insurance	~~85~~ 87
Section 8.5.	Financial Reports	~~85~~ 88
Section 8.6.	Inspection; Field Audits	~~88~~ 90

-ii-

Section 8.7.	Borrowings and Guaranties	~~88~~ 91
Section 8.8.	Liens	~~90~~ 93
Section 8.9.	Investments, Acquisitions, Loans and Advances	~~92~~ 94
Section 8.10.	Mergers, Consolidations and Sales	~~93~~ 96
Section 8.11.	Maintenance of Subsidiaries	~~94~~ 96
Section 8.12.	Dividends and Certain Other Restricted Payments	~~94~~ 97
Section 8.13.	ERISA	~~94~~ 97
Section 8.14.	Compliance with Laws	~~94~~ 97
Section 8.15.	Compliance with OFAC Sanctions Programs and Anti-Corruption Laws	~~95~~ 98
Section 8.16.	Burdensome Contracts With Affiliates	~~96~~ 99
Section 8.17.	No Changes in Fiscal Year	~~96~~ 99
Section 8.18.	Formation of Subsidiaries; Guaranty Requirements	~~96~~ 99
Section 8.19.	Change in the Nature of Business	~~97~~ 100
Section 8.20.	Use of Proceeds	~~97~~ 100
Section 8.21.	No Restrictions	~~97~~ 100
Section 8.22.	Subordinated Debt	~~97~~ 100
Section 8.23.	Financial Covenants	~~98~~ 101
Section 8.24.	Modification of Certain Documents	~~98~~ 102
Section 8.25.	Post-Closing Covenants	~~99~~ 103
Section 8.26.	Bonding Capacity	~~99~~ 103

SECTION 9.	EVENTS OF DEFAULT AND REMEDIES	~~99~~ 103

Section 9.1.	Events of Default	~~99~~ 103
Section 9.2.	Non‑Bankruptcy Defaults	~~102~~ 106
Section 9.3.	Bankruptcy Defaults	~~103~~ 107
Section 9.4.	Collateral for Undrawn Letters of Credit	~~103~~ 107
Section 9.5.	Post‑Default Collections	~~104~~ 108

SECTION 10.	THE ADMINISTRATIVE AGENT	~~105~~ 109

Section 10.1.	Appointment and Authority	~~105~~ 109
Section 10.3.	Action by Administrative Agent; Exculpatory Provisions	~~105~~ 109
Section 10.4.	Reliance by Administrative Agent	~~106~~ 110
Section 10.6.	Resignation or Removal of Administrative Agent	~~107~~ 111
Section 10.7.	Non‑Reliance on Administrative Agent and Other Lenders	~~108~~ 112
Section 10.8.	L/C Issuer and Swingline Lender.	~~108~~ 112
Section 10.9.	Hedging Liability and Bank Product Obligations	~~109~~ 113
Section 10.10.	Designation of Additional Agents	~~109~~ 113
Section 10.11.	Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral	~~110~~ 114
Section 10.12.	Authorization to Release, Limit or Subordinate Liens or to Release Guaranties	~~111~~ 115
Section 10.13.	Authorization of Administrative Agent to File Proofs of Claim	~~111~~ 115

-iii-

Section 10.14.	Authorization to Enter into Intercreditor Agreement and Subordination Agreements	~~112~~ 116
Section 10.15.	Certain ERISA Matters	~~112~~ 116

SECTION 11.	THE GUARANTEES	~~113~~ 117

Section 11.1.	The Guarantees	~~113~~ 117
Section 11.2.	Guarantee Unconditional	~~114~~ 118
Section 11.3.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~115~~ 119
Section 11.4.	Subrogation	~~115~~ 119
Section 11.5.	Subordination	~~115~~ 119
Section 11.6.	Waivers	~~116~~ 120
Section 11.7.	Limit on Recovery	~~116~~ 120
Section 11.8.	Stay of Acceleration	~~116~~ 120
Section 11.9.	Benefit to Borrower and Guarantors	~~116~~ 120
Section 11.10.	Keepwell	~~116~~ 120

SECTION 12.	COLLATERAL	~~117~~ 121

Section 12.1.	Collateral	~~117~~ 121
Section 12.2.	Depository Banks	~~117~~ 121
Section 12.3.	Liens on Real Property	~~118~~ 122
Section 12.4.	Further Assurances	~~118~~ 122

SECTION 13.	MISCELLANEOUS	~~118~~ 122

Section 13.1.	Notices	~~118~~ 122
Section 13.2.	Successors and Assigns	~~120~~ 124
Section 13.3.	Amendments	~~126~~ 130
Section 13.4.	Costs and Expenses; Indemnification	~~127~~ 131
Section 13.5.	No Waiver, Cumulative Remedies	~~130~~ 134
Section 13.6.	Right of Setoff	~~130~~ 134
Section 13.7.	Sharing of Payments by Lenders	~~130~~ 134
Section 13.8.	Survival of Representations	~~131~~ 135
Section 13.9.	Survival of Indemnities	~~131~~ 135
Section 13.10.	Counterparts, Integration; Effectiveness.	~~131~~ 135
Section 13.11.	Headings	~~132~~ 136
Section 13.12.	Severability of Provisions	~~132~~ 136
Section 13.13.	Construction	~~132~~ 136
Section 13.14.	Excess Interest	~~132~~ 136
Section 13.15.	Lender’s and L/C Issuer’s Obligations Several	~~133~~ 137
Section 13.16.	No Advisory or Fiduciary Responsibility	~~133~~ 137
Section 13.17.	Governing Law; Jurisdiction; Consent to Service of Process	~~134~~ 138
Section 13.18.	Waiver of Jury Trial	~~135~~ 139
Section 13.19.	USA Patriot Act	~~135~~ 139
Section 13.20.	Confidentiality	~~135~~ 139

-iv-

Section 13.21.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~136~~ 140
Section 13.22.	Amendment and Restatement	~~136~~ 140
Section 13.23.	Acknowledgment Regarding Any Supported QFCs	~~137~~ 141

Signature Page		S‑1

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Term A Note
EXHIBIT D‑2	—	Revolving Note
EXHIBIT D‑3	—	Swing Note
EXHIBIT D‑4	—	Delayed Draw Term Note
EXHIBIT E	—	Increase Request
EXHIBIT F	—	Compliance Certificate
EXHIBIT G	—	Additional Guarantor Supplement
EXHIBIT H	—	Assignment and Assumption
Exhibit I‑1	—	Form of U.S. Tax Compliance Certificate
Exhibit I‑2	—	Form of U.S. Tax Compliance Certificate
Exhibit I‑3	—	Form of U.S. Tax Compliance Certificate
Exhibit I‑4	—	Form of U.S. Tax Compliance Certificate
EXHIBIT J	—	Share Repurchase Compliance Certificate

SCHEDULE 1.1(a)	—	Existing Letters of Credit
SCHEDULE 1.1(b)	—	Fiscal Quarters
SCHEDULE 2.1/2.2	—	Commitments
SCHEDULE 6.2	—	Subsidiaries
SCHEDULE 6.10	—	Owned Real Property
SCHEDULE 6.19	—	Collective Bargaining Agreements
SCHEDULE 8.7(m)	—	Existing Earn Out Obligations
SCHEDULE 8.9	—	Investments

-v-

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement is entered into as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement as Guarantors, the several financial institutions from time to time party to this Agreement as Lenders, and BMO Harris Bank N.A., a national banking association, as Administrative Agent as provided herein.

PRELIMINARY STATEMENT

WHEREAS, pursuant to that certain Credit Agreement dated as of October 1, 2018 (as amended prior to the date hereof, without giving effect to the amendments and restatements set forth herein, the “Existing Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the lenders party thereto and the Administrative Agent, the lenders thereunder made available to the Borrower (a) a revolving facility (including letter of credit and swing line sub-facilities) and (b) a delayed draw term loan facility, in each case upon and subject to the terms and conditions set forth therein;

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement in its entirety in order to make certain amendments as more fully set forth herein, which amendment and restatement shall become effective upon satisfaction of the conditions precedent set forth in Section 7.2 hereof; and

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement, and the parties hereto hereby agree that all obligations under the Loan Documents (as amended prior to the Closing Date and in the Loan Documents) shall continue in full force and effect from and after the Closing Date.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS; INTERPRETATION.

Section 1.1.      Definitions.  The following terms when used herein shall have the following meanings:

“Acquired Business” means the entity or assets acquired by the Borrower or another Loan Party in an Acquisition after the date hereof.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person or of any business or division of a Person (in each case other than a Person that is a Subsidiary), (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or another Loan Party is the surviving entity.

“Adjusted EBITDA” means, with reference to any Test Period, EBITDA for such Test Period, plus, without duplication, (a) non-cash charges and other pro forma adjustments for such Test Period deducted in the determination of Net Income for such Test Period and reasonably acceptable to the Administrative Agent, plus (b) fees and expenses paid in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents, plus (c) fees and expenses associated with (i) the Luna Acquisition, in an aggregate amount not to exceed $1,000,000, (ii) the Ocelot Acquisition, in an aggregate amount not to exceed $500,000, and (iii) other investments permitted pursuant to Section 8.9 (including Permitted Acquisitions) whether or not such investment is consummated, in an aggregate amount not to exceed $500,000 in any Fiscal Year, plus (d) fees and expenses related to equity offerings of Borrower in an aggregate amount not to exceed $500,000 in any Fiscal Year, plus (e) all fees, costs, expenses, charges, losses and similar items incurred in connection with any Disposition, any issuance, incurrence or repayment of Indebtedness, any discontinued operations and any casualty or condemnation event, plus (f) all unusual and/or non-recurring costs, expenses, charges, losses and similar items (excluding, in each case, costs, expenses, charges, losses and similar items resulting from or attributable to the Covid-19 pandemic) not to exceed 10% of Adjusted EBITDA (calculated before giving effect to this clause (f)) during any Test Period, minus (g) all amounts included in the calculation of Net Income with respect to such Test Period in respect of non-cash gains and other pro forma adjustments included in the calculation of Net Income with respect to such Test Period,  minus (h) all unusual and/or non-recurring cash gains.  Adjusted EBITDA shall be calculated on a pro forma basis giving effect to any Permitted Acquisition, the Luna Acquisition and the Ocelot Acquisition, as applicable, and any disposition of a Subsidiary or business segment during such Test Period and including pro forma cost savings to the extent such cost savings are approved in the reasonable discretion of the Administrative Agent; provided that the aggregate amount of all such cost savings added back to EBITDA during any Test Period shall not exceed twenty percent (20%) of Adjusted EBITDA for such Test Period.

“Adjusted LIBOR” means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR	=	LIBOR
1 - Eurodollar Reserve Percentage

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 10.6.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

 “Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, Letter of Credit Fees, and the commitment fees payable under Section 3.1(a), ~~until~~(a) for the period from and including March 5, 2020 to but excluding the Third Amendment Date, the rates per annum shown opposite Level V of the pricing grid in subsection (i) below, (b) for the period from and including the Third Amendment Date to but excluding the first Pricing Date, the rates per annum shown opposite Level ~~V~~VII of the pricing grid in subsection (ii) below, and (c) thereafter from one Pricing Date to the next ~~the Applicable Margin means~~, the rates per annum determined in accordance with the ~~following schedule~~applicable pricing grid below:

(i) At all times other than during the Covenant Relief Period:

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE| MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS	APPLICABLE MARGIN FOR LIBOR LOANS AND FINANCIAL LETTER OF CREDIT FEES	APPLICABLE MARGIN FOR PERFORMANCE LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR REVOLVING CREDIT COMMITMENT FEES AND DELAYED DRAW TERM LOAN COMMITMENT FEES
V	Greater than or equal to 2.50 to 1.0	1.00%	2.00%	1.50%	0.35%
IV	Less than 2.50 to 1.0, and greater than or equal to 2.00 to 1.0	0.75%	1.75%	1.31%	0.30%
III	Less than 2.00 to 1.0, and greater than or equal to 1.25 to 1.0	0.50%	1.50%	1.125%	0.25%

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE| MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS	APPLICABLE MARGIN FOR LIBOR LOANS AND FINANCIAL LETTER OF CREDIT FEES	APPLICABLE MARGIN FOR PERFORMANCE LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR REVOLVING CREDIT COMMITMENT FEES AND DELAYED DRAW TERM LOAN COMMITMENT FEES
II	Less than 1.25 to 1.0, and greater than or equal to 0.50 to 1.0	0.25%	1.25%	0.94%	0.20%
I	Less than 0.50 to 1.0	0.125%	1.125%	0.84%	0.15%

(ii) At all times during the Covenant Relief Period:

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS	APPLICABLE MARGIN FOR LIBOR LOANS AND FINANCIAL LETTER OF CREDIT FEES	APPLICABLE MARGIN FOR PERFORMANCE LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR REVOLVING CREDIT COMMITMENT FEES AND DELAYED DRAW TERM LOAN COMMITMENT FEES
VII	Greater than or equal to 5.00 to 1.0	1.50%	2.50%	1.875%	0.45%
VI	Less than 5.00 to 1.0, and greater than or equal to 3.50 to 1.0	1.25%	2.25%	1.688%	0.40%
V	~~Greater~~Less than 3.50 to 1.0, and greater than or equal to 2.50 to 1.0	1.00%	2.00%	1.50%	0.35%
IV	Less than 2.50 to 1.0, and greater than or equal to 2.00 to 1.0	0.75%	1.75%	1.31%	0.30%
III	Less than 2.00 to 1.0, and greater than or equal to 1.25 to 1.0	0.50%	1.50%	1.125%	0.25%

LEVEL	TOTAL LEVERAGE RATIO FOR SUCH PRICING DATE	APPLICABLE MARGIN FOR BASE RATE LOANS AND REIMBURSEMENT OBLIGATIONS	APPLICABLE MARGIN FOR LIBOR LOANS AND FINANCIAL LETTER OF CREDIT FEES	APPLICABLE MARGIN FOR PERFORMANCE LETTER OF CREDIT FEES SHALL BE:	APPLICABLE MARGIN FOR REVOLVING CREDIT COMMITMENT FEES AND DELAYED DRAW TERM LOAN COMMITMENT FEES
II	Less than 1.25 to 1.0, and greater than or equal to 0.50 to 1.0	0.25%	1.25%	0.94%	0.20%
I	Less than 0.50 to 1.0	0.125%	1.125%	0.84%	0.15%

For purposes hereof, the term “Pricing Date” means~~, for any Fiscal Quarter of the Borrower ending on or after September 27, 2019,~~ the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements for the Fiscal Quarter then ended, pursuant to Section 8.5(a) or (b), commencing with the Fiscal Quarter ending July 3, 2020.  The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed Fiscal Quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date.  If the Borrower has not delivered its financial statements by the date such financial statements are required to be delivered under Section 8.5(a) or (b), until such financial statements are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level V of the pricing grid in subsection (i) above or Level VII of the pricing grid in subsection (ii) above, as applicable, shall apply).  If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin shall be determined on the date of delivery of such financial statements and remain in effect until the next Pricing Date.  In all other circumstances, the Applicable Margin shall be in effect from the Pricing Date that occurs immediately after the end of the Fiscal Quarter covered by such financial statements until the next Pricing Date.  Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.  Notwithstanding the foregoing, in the event that any financial statement or compliance certificate delivered pursuant to Sections 8.5(a), (b) or (h) is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (~~i~~A) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for that period (the “Corrected Financials Date”), (~~ii~~B) the Applicable Margin shall be determined based on the corrected compliance certificate for that period, and (~~iii~~C) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period; provided, for the avoidance of doubt, such deficiency shall be due and payable as at such Corrected Financials Date and no Default under Section 9.1(a) shall be deemed to have occur with respect to such deficiency prior to such date. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.9 and Section 9 hereof, and shall survive the termination of this Agreement until the payment in full in cash of the Obligations.

“Application” is defined in Section 2.3(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Accounts” is defined in Section 12.2.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.2(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” of the Loan Parties means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.

“Bank Products” means each and any of the following bank products and services provided to any Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates (or by a Person that was the Administrative Agent, a Lender or an Affiliate of the

Administrative Agent or a Lender on the Closing Date or the date the agreement evidencing such Bank Product was entered into):  (a) credit or charge cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Base Rate” means, for any day, the rate per annum equal to the greatest of:  (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not change more than once per day and may not be the Administrative Agent’s best or lowest rate), (b) the sum of (i) the Federal Funds Rate for such day, plus (ii) 1/2 of 1%, or (c) the LIBOR Quoted Rate for such day plus 1.00%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a one‑month interest period as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Eurodollar Reserve Percentage, provided that in no event shall the “LIBOR Quoted Rate” be less than (i) 0.75% during the Covenant Relief Period and (ii) 0.00% at all other times.

“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.4(a).

“Benchmark Replacement” means the sum of:  (a) the alternate benchmark rate (which may include SOFR, Compounded SOFR or Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)       a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 4.3(b) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 4.3(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise) for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and incorporated in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bonding Agreement” means, collectively, all contractual arrangements entered into by the Borrower or any of its Subsidiaries with providers of bid, performance or payment bonds.

“Bonds” means, collectively, all bonds issued by any Surety pursuant to a Bonding Agreement.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Facility on a single date and, in the case of Eurodollar Loans, for a single Interest Period.  Borrowings of Loans are made and maintained ratably from each of the Lenders under a Facility according to their Percentages of such Facility.  A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.6.  Borrowings of Swingline Loans are made by the Swingline Lender in accordance with the procedures set forth in Section 2.2(b).

 “Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP; provided that the following shall be excluded from the foregoing:  (i) expenditures incurred in connection with Permitted Acquisitions, the Luna Acquisition and the Ocelot Acquisition, or incurred by the Person acquired in a Permitted Acquisition, the Luna Acquisition and the Ocelot Acquisition, prior to the closing of such Permitted Acquisition, the Luna Acquisition or the Ocelot Acquisition, as applicable; (ii) subject to compliance with Section 2.8(b)(ii) hereof to the extent applicable, capital expenditures in respect of the reinvestment of any insurance proceeds (or other similar recoveries, including indemnification payments) paid on account of any loss or damage, or arising from the taking by eminent domain or condemnation, or made with cash proceeds of dispositions; and (iii) expenditures made with cash proceeds from any issuances of Capital Stock of the Borrower or contributions of capital made to the Borrower.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.  Notwithstanding the foregoing or any other provision contained herein, other than for purposes of the preparation and delivery of financial statements as contemplated by this Agreement, any lease that would have been treated as an operating lease for purposes of GAAP as of December 14, 2018, and any lease entered into by the Borrower or any of its Subsidiaries after December 14, 2018 that would have been treated as an operating lease for purposes of GAAP if it was entered into as of December 14, 2018, shall be accounted for as an operating lease and not as a Capital Lease.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A‑1 from S&P or at least P‑1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System, and (g) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above.

 “Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 25% or more of the outstanding capital stock or other equity interests of the Borrower on a fully‑diluted basis, (b) the failure of individuals who are members of the board of directors (or similar governing body) of the Borrower on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors (or similar governing body) of the Borrower, or (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Material Indebtedness of any Loan Party or any Subsidiary of a Loan Party, shall occur.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Access Agreement” means any landlord waiver, warehouse, processor or other bailee letter or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of the Borrower or any Subsidiary for any real property where any Collateral is located, as such landlord waiver, bailee letter or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Account” is defined in Section 9.4.

“Collateral Documents” means the Mortgages, the Security Agreement, the Master Reaffirmation Agreement and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements, control agreements, and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof.

“Commitments” means the Revolving Credit Commitments, the Term A Loan Commitments, and the Delayed Draw Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines are substantially consistent with at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Voting Stock of such Person.

“Construction Joint Venture” means an investment made in the ordinary course of business in connection with joint ventures (including legal entity joint ventures) or a similar pooling of efforts in respect of a specific project or series of related specific projects for a limited or fixed duration which is formed to conduct business of the type in which any Loan Party is presently engaged and which procures the services necessary to conduct its business (other than incidental services) through the owners of such joint venture or pooling of efforts or through subcontractors to the owners of such joint venture.

 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the then-current benchmark.

“Covenant Relief Period” means the period from and including the Third Amendment Date to and including the earlier of (i) July 2, 2021 and (ii) the last day of the Fiscal Quarter in which the Borrower has delivered written notice to the Administrative Agent that it elects to terminate the Covenant Relief Period as of the end of such Fiscal Quarter; provided, that any such notice from the Borrower to end the Covenant Relief Period shall be irrevocable.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” is defined in Section 13.23 hereof.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender.

“Delayed Draw Term Loan Availability Period” means the period commencing on the Closing Date through and including June 26, 2022.

“Delayed Draw Term Loan” is defined in Section 2.1 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Delayed Draw Term Loan hereunder.

“Delayed Draw Term Loan Facility” means the credit facility for the Delayed Draw Term Loans described in Section 2.1.

“Delayed Draw Term Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Delayed Draw Term Loan during the Delayed Draw Term Loan Availability Period in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1/2.2 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.  The Borrower and the Lenders acknowledge and agree that the Delayed Draw Term Loan Commitments of the Lenders aggregate $50,000,000 on the Closing Date.

 “Delayed Draw Term Loan Maturity Date” means June 26, 2024.

“Delayed Draw Term Loan Percentage” means, for each Lender, the percentage of the Delayed Draw Term Loan Commitments represented by such Lender’s Delayed Draw Term Loan Commitment or, if the Delayed Draw Term Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Delayed Draw Term Loans then outstanding.

“Delayed Draw Term Note” is defined in Section 2.10.

“Designated Disbursement Account” means the account of the Borrower maintained with the Administrative Agent or its Affiliate and designated in writing to the Administrative Agent as the Borrower’s Designated Disbursement Account (or such other account as the Borrower and the Administrative Agent may otherwise agree).

“Disposition” means the sale, lease, conveyance or other disposition of Property, other than (a) the sale or lease of inventory in the ordinary course of business, (b) the sale, transfer, lease or other disposition of Property of a Loan Party to another Loan Party in the ordinary course of its business and (c) solely for purposes of Section 2.8(b)(ii), the sale or transfer of ~~account receivables~~accounts receivable, and any contract rights, equipment and materials related to such accounts receivable, pursuant to Section 8.10(g).

 “Disqualified Institution” means, on any date, (i) those Persons identified by the Borrower to the Administrative Agent and the Lenders in writing prior to the Closing Date, (ii) Persons that are reasonably determined by the Borrower to be competitors (or Affiliates of competitors) of the Borrower or its Subsidiaries and which have been specifically identified by the Borrower to the Administrative Agent and the Lenders in writing prior to the Closing Date and (iii) any Affiliate of any of the foregoing Persons and any Affiliate of any Person referred to in the proviso below, to the extent such Affiliate (x) is clearly identifiable as an affiliate of such Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person); provided,  however, that the Borrower, by notice to the Administrative Agent and the Lenders after the Closing Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors (or Affiliates of competitors) of the Borrower or its Subsidiaries (as reasonably determined by the Borrower), and each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through the Platform) in accordance with Section 13.1, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans).  It is understood and agreed that (i) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (ii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 13.1 shall render such list (or supplement) not received and not effective and (iii) “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 13.1.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate persons with the dividing person either continuing or terminating its existence as part of the division as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law or any analogous action taken pursuant to any applicable law (of Delaware or any other jurisdiction) with respect to any corporation, limited liability company, partnership or other entity.  The word “Divide”, when capitalized shall have correlative meaning.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“DQ List” has the meaning specified in Section 13.2(f).

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 4.3(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

 “Earn Out Obligations” means and includes any cash earn out obligations, performance payments or similar obligations of any Loan Party or any of their Subsidiaries to any sellers arising out of or in connection with an Acquisition, but excluding any working capital adjustments or payments for services or licenses provided by such sellers.

“EBITDA” means, with reference to any Test Period, (i) Net Income for such Test Period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such Test Period, (b) federal, state, and local income taxes for such Test Period, (c) depreciation of fixed assets and amortization of intangible assets for such Test Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.2(b)(iii)).  For the avoidance of doubt, any Disqualified Institution is subject to Section 13.2(f).

 “Eligible Line of Business” means any business engaged in as of the date of this Agreement by the Borrower or any of its Subsidiaries or any business reasonably related or substantially similar thereto.

“Environmental Claim” means any investigation, notice, violation, demand, allegation,

action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Loan” means a Loan bearing interest at the rate specified in Section 2.4(b).

“Eurodollar Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Event of Default” means any event or condition identified as such in Section 9.1.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excess Cash Flow” means, with respect to any period, the amount (if any) by which (a) EBITDA (but determined for such purposes without giving effect to any unusual and infrequently occurring gains or losses) of the Borrower and its Subsidiaries during such period exceeds (b) the sum of (i) Interest Expense of the Borrower and its Subsidiaries payable in cash during such period, plus (ii) federal, state and local income taxes and tax distributions of the Borrower and its Subsidiaries payable in cash during such period, plus (iii) the aggregate amount of payments required to be made, and actually made, by the Borrower and its Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise, but excluding payments made under the Revolving Facility (except to the extent accompanied by a permanent reduction of the Revolving Credit Commitments) and excluding prepayments of the Term Loans made under Section 2.8), plus (iv) the aggregate amount of Unfinanced Capital Expenditures made by the Borrower and its Subsidiaries during such period, plus (v) the aggregate amount of payments made in cash by the Borrower and its Subsidiaries during such period in respect of Permitted Acquisitions, the Luna Acquisition and the Ocelot Acquisition, as applicable, except to the extent financed with the proceeds of long-term Indebtedness, plus (vi) the aggregate amount of Share Repurchases permitted under Section 8.12 that are made by the Borrower during such period, plus (vii) noncash items added in arriving at Net Income or EBITDA (other than the accrual of revenue in accordance with GAAP), plus (viii) cash losses, charges, expenses, costs and fees not deducted in the calculation of Net Income or EBITDA, plus (ix) cash committed or approved by the Borrower’s board of directors during such period, or after such period and prior to the time of determination of Excess Cash Flow, to be used to make Capital Expenditures, Permitted Acquisitions and/or other investments permitted pursuant to Section 8.9 in the succeeding twelve months for which a binding agreement exists, plus (x) any increase in working capital (excluding cash and cash equivalents) during such period, minus (xi) any decrease in working capital (excluding cash and cash equivalents) during such period.

“Excluded Deposit Account” means (a) a deposit account the balance of which consists exclusively of (and is identified when established as an account established solely for the purposes of) (i) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following month with respect to employees of such Loan Party, (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3‑102 on behalf of or for the benefit of employees of any Loan Party, (iii) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority or foreign pension requirement, (iv) amounts to be used to fund payroll obligations (including, but not limited to, amounts payable to any employment contracts between any Loan Party and their respective employees); and (b) other deposit accounts maintained in the ordinary course of business containing cash amounts that do not exceed at any time $100,000 for any such account and $250,000 in the aggregate for all such accounts under this clause (b), unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default.

“Excluded Equity Issuances” means (a) the issuance by any Subsidiary of equity securities to the Borrower or any Guarantor, as applicable, (b) the issuance of equity securities by the Borrower to any Person that is an equity holder of the Borrower prior to such issuance (a “Subject Holder”) so long as such Subject Holder did not acquire any equity securities of the Borrower so as to become a Subject Holder concurrently with, or in contemplation of, the issuance of such equity securities to such Subject Holder, (c) the issuance of equity securities of the Borrower to directors, officers and employees of the Borrower and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Borrower’s Board of Directors, and (d) the issuance of equity securities of the Borrower in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition or Capital Expenditures.

“Excluded Property” means (a) any fee‑owned real property with a fair market value of less than $500,000 in the aggregate, unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default; (b) any leased real property; (c) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with the United States Patent and Trademark Office with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (d) any equipment securing purchase money indebtedness or Capitalized Lease Obligations if the granting of a Lien to any third party is prohibited by the agreement(s) setting forth the terms and conditions applicable to such Indebtedness but only if such Indebtedness and the Liens securing the same are permitted by Sections 8.7(b) and 8.8(d) of the Credit Agreement, provided that if and when the prohibition which prevents the granting of a Lien in any such Property is removed, terminated or otherwise becomes unenforceable as a matter of law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the Indebtedness secured thereby), and notwithstanding any previous release of Lien provided by the Administrative Agent requested with respect to any such Indebtedness, the Excluded Property will no longer include such Property and the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (e) any permit or license issued to any Loan Party as the permit holder or licensee thereof or any lease to which any Loan Party is lessee thereof, in each case only to the extent and for so long as the terms of such permit, license, or lease effectively (after giving effect to Sections 9‑406 through 9‑409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law) prohibit the creation by such Loan Party of a security interest in such permit, license, or lease in favor of the Administrative Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license or lease (after giving effect to Sections 9‑406  through 9‑409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law), in each case unless and until any required consents are obtained, provided that the Excluded Property will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (x) all proceeds, substitutions or replacements of any such excluded items referred to herein unless such proceeds, substitutions or replacements would constitute excluded items hereunder, (y) all rights to payment due or to become due under any such excluded items referred to herein, and (z) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property, and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (f) equity interests of any Foreign Subsidiary which, if granted, would cause a material adverse effect on the applicable Borrower’s federal income tax liability, unless requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default, provided that Excluded Property shall not include, and the Collateral shall include, (x) non‑voting equity interests of a first‑tier Foreign Subsidiary owned by any Loan Party and (y) voting equity interests of a first‑tier Foreign Subsidiary owned by any Loan Party representing not more than 66% of the total voting power of all outstanding voting equity interests of such Foreign Subsidiary, with equity interests of such Foreign Subsidiary constituting “stock entitled to vote” within the meaning of Treasury regulation section 1.956‑2(c)(2) being treated as voting equity interests of such Foreign Subsidiary for purposes of this clause (f); (g) Excluded Deposit Accounts; (h) equity interests of Inactive Subsidiaries, Factoring SPVs and Genesys Engineering, P.C.; and (i) cash deposits subject to a Lien (other than a Lien in favor of the Administrative Agent or any Lender) permitted under, and only to the extent contemplated by, Section 8.8.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.1 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” is defined in the preliminary statements hereof.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 1.1(a) hereto.

“Facility” means any of the Revolving Facility or any Term Loan Facility.

“Factoring SPV” means a special purpose vehicle that is set up solely for the purpose of selling or otherwise transferring accounts receivable and related assets in a factoring arrangement or similar transaction.

 “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd‑1, et seq.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that in no event shall the Federal Funds Rate be less than 0.00%.

 “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” of any Person means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Standby Letters of Credit” shall mean letters of credit and bank guarantees in which the underlying performance being supported thereby is financial in nature, as determined by the L/C Issuer and the Administrative Agent, which determination shall be conclusive and binding upon the Borrower absent manifest error.

“Fiscal Month” means, for the first and second Fiscal Month in any Fiscal Quarter, a four-week period of the Borrower, and for the third Fiscal Month in any Fiscal Quarter, a five‑week period of the Borrower, where such week begins on Saturday.

“Fiscal Quarter” means a three-Fiscal Month period of the Borrower.  For the sake of clarity, the last day of each Fiscal Quarter shall be those dates set forth on Schedule 1.1(b), which schedule shall be updated by the Borrower from time to time upon request of the Administrative Agent.

“Fiscal Year” means a four-Fiscal Quarter period of the Borrower, which period commences on the first Saturday after the last Fiscal Month of the Fiscal Year.  For the sake of clarity, the Fiscal Year of 2019 commenced on December 29, 2018.

 “Fixed Charge Coverage Ratio” means, as of the last day of any Test Period, the ratio of (i) Adjusted EBITDA for such Test Period, less Unfinanced Capital Expenditures during such Test Period to (ii) Fixed Charges for such Test Period.

“Fixed Charges” means, with reference to any Test Period, the sum of (a) all scheduled payments of principal paid or required to be paid during such Test Period with respect to Indebtedness of the Borrower and its Subsidiaries, (b) Interest Expense paid or required to be paid in cash during such Test Period, (c) federal, state, and local income taxes (and franchise taxes in lieu of income taxes) paid or required to be paid in cash by the Loan Parties and their Subsidiaries during such Test Period, and (d) Restricted Payments paid in cash by the Borrower during such Test Period.  For purposes of this Agreement, (i) the determination of the amount of Fixed Charges of the type described in clause (a) above for each Test Period through the Test Period ending on or about June 26, 2020 shall include, without limitation, the Scheduled Amortization Amount in lieu of the actual amount of scheduled principal paid in respect of the Loans under the Existing Credit Agreement during such Test Period, and (ii) clause (b) above for all Test Periods through the Test Period ending on June 26, 2020 shall be deemed to equal (x) the amount of Interest Expense in respect of the Loans hereunder incurred from and after the Closing Date through and including the last day of such Test Period multiplied by (y)(A) 365 divided by (B) the number of calendar days from and including the Closing Date through and including the last date of such Test Period.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary that (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means and includes each Subsidiary of the Borrower (other than any Inactive Subsidiary or any Factoring SPV), and the Borrower, in its capacity as a guarantor of the Secured Obligations of another Loan Party; provided, however, that unless otherwise required by the Administrative Agent during the existence of any Event of Default, a Foreign Subsidiary shall not be required to be a Guarantor hereunder if providing such Guaranty Agreement would cause a material adverse effect on the Borrower’s federal income tax liability.

 “Guaranty Agreements” means and includes the Guarantee of the Loan Parties provided for in Section 11 and any other guaranty agreement executed and delivered in order to guarantee the Secured Obligations or any part thereof in form and substance acceptable to the Administrative

Agent.

 “Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.

“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.

“Hedging Liability” means the liability of any Loan Party to the Administrative Agent, any Lender, or any of their respective Affiliates (or to any other counterparty that was the Administrative Agent, a Lender, or any of their respective Affiliates as of the date such Hedging Agreement is entered into) in respect of any Hedging Agreement as such Loan Party may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.

“Inactive Subsidiary” means any Subsidiary of the Borrower which has no or only de minimis assets or business operations and generates no revenue.  As of the Closing Date, Willdan Infrastructure, a California corporation, Willdan Electrical of NY, Inc., a New York corporation, Lime Energy Resources, LLC, a Delaware limited liability company, ADVB Acquisition Corp., a Delaware corporation, Lime Energy Asset Development, LLC, a Delaware limited liability company, Landmark Service Company, LLC, a North Carolina limited liability company, and Landmark Electrical and Mechanical Services, LLC, a New York limited liability company, are the sole Inactive Subsidiaries.

 “Increase” is defined in Section 2.15 hereof.

“Increase Date” is defined in Section 2.15 hereof.

“Incremental Amendment” is defined in Section 2.15 hereof.

“Incremental Term Loan” is defined in Section 2.15 hereof.

“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (including Earn Out Obligations solely to the extent they have become due and remain unpaid, but excluding trade accounts payable arising in the ordinary course of business which are not more than sixty (60) days past due), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, and (h) all Guarantees of such Person in respect of any of the foregoing.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non‑recourse to such Person.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” is defined in Section 13.20 hereof.

“Interest Expense” means, with reference to any Test Period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period with respect to such Eurodollar Loan and on the maturity date and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan

(other than Swingline Loans), the last day of every calendar month and on the maturity date, and (c) as to any Swingline Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the maturity date and (ii) bearing interest by reference to the Swingline Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swingline Loan, and on the maturity date.

“Interest Period” means the period commencing on the date a Borrowing of Eurodollar Loans or Swingline Loans (bearing interest at the Swingline Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Eurodollar Loans, one (1), two (2), three (3), or six (6) months thereafter and (b) in the case of Swingline Loans bearing interest at the Swingline Lender’s Quoted Rate, on a date thereafter mutually agreed to by the Borrower and the Swingline Lender, provided, however, that:

(i)       no Interest Period shall extend beyond the final maturity date of the relevant Loans;

(ii)       no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on such Term Loans unless the sum of (a) the aggregate principal amount of such Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on such Term Loans on such payment date;

(iii)       whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(iv)       for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

 “IRS” means the United States Internal Revenue Service.

“L/C Issuer” means BMO Harris Bank N.A. or any one of its Affiliates, in its capacity as the issuer of Letters of Credit hereunder, or such other Lender requested by the Borrower (with such Lender’s consent) and approved by the Administrative Agent in its sole discretion, in each case together with its successors in such capacity as provided in Section 2.3(h).

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

 “L/C Sublimit” means $25,000,000, as reduced or otherwise amended pursuant to the terms hereof.

“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes BMO Harris Bank N.A. and the other Persons listed on Schedule 2.1/2.2 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender.

“Lending Office” is defined in Section 4.7.

“Letter of Credit” is defined in Section 2.3(a).

“Letter of Credit Fee” is defined in Section 3.1(b).

 “LIBOR” means, for an Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made as part of such Borrowing, provided that in no event shall “LIBOR” be less than (i) 0.75% during the Covenant Relief Period and (ii) 0.00% at all other times.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred‑thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Liquidity” means, with reference to any period, the aggregate amount of Unrestricted

Cash of the Loan Parties and undrawn availability under any revolving credit facilities, including the Revolving Facility.

 “Loan” means any Revolving Loan, Swingline Loan, or Term Loan, whether outstanding as a Base Rate Loan or Eurodollar Loan or otherwise, each of which is a “type” of Loan hereunder.

“Loan Documents” means this Agreement, the Notes (if any), the Applications, the Collateral Documents, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loan Party” means the Borrower and each of the Guarantors.

“Luna Acquisition” means the indirect acquisition, by reverse subsidiary merger, of all of the outstanding equity interests of Lime Energy Co. and its Subsidiaries by a Subsidiary of the Borrower pursuant to the Luna Acquisition Agreement.

“Luna Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of October 1, 2018 by and among Willdan Energy Solutions, Luna Fruit, Inc., Lime Energy Co. and Luna Stockholder Representative, LLC, including the exhibits and disclosure memoranda thereto.

“Luna R&W Insurance Policy” has the meaning given to the term “R&W Insurance Policy” in the Luna Acquisition Agreement.

“Master Reaffirmation Agreement” means that certain Master Reaffirmation Agreement dated as of the Closing Date by and among the Loan Parties and the Administrative Agent.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of the Borrower or of the Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit and excluding Indebtedness owed to the Borrower or any other Loan Party), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $750,000.  For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

 “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an equal or lesser amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

 “Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, each mortgage or deed of trust delivered to the Administrative Agent pursuant to Section 12.3, as the same may be amended, modified, supplemented or restated from time to time.

 “Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use, transfer or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) the principal amount of any Indebtedness permitted hereby which is secured by a prior perfected Lien on the asset subject to such Disposition and is required to be repaid in connection with such Disposition, (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

“Net Income” means, with reference to any Test Period, the net income (or net loss) of the Borrower and its Subsidiaries for such Test Period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, the Borrower or another Subsidiary, (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary of the Borrower has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Subsidiary of the Borrower during such Test Period, and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.

“Net Worth” means, for any Person and at any time the same is to be determined, total shareholder’s equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear on the balance sheet of such Person in accordance with GAAP.

“Non‑Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.3 and (b) has been approved by the Required Lenders.

“Non‑Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” and “Notes” each is defined in Section 2.10.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Loan Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Ocelot Acquisition” means the acquisition of substantially all of the assets of Onsite Energy Corporation by Willdan Energy Solutions pursuant to the Ocelot Acquisition Agreement.

“Ocelot Acquisition Agreement” means that certain Asset Purchase Agreement dated as of June 18, 2019 by and between Onsite Energy Corporation and Willdan Energy Solutions, including the exhibits and disclosure memoranda thereto, as amended to the extent not inconsistent with clause (c) of the definition of Onsite Acquisition Conditions and Section 8.24(d).

“Ocelot Acquisition Conditions” means the satisfaction of each of the following conditions with respect to the consummation of the Ocelot Acquisition:

(a)        no Default shall have occurred and be continuing or would occur as a result of the Ocelot Acquisition and any Credit Event in connection therewith;

(b)       the Ocelot Acquisition shall have been approved by the directors and (if necessary) shareholders (or the equivalent) of the Ocelot Target (excluding its Subsidiaries, if any, for this purpose), and all necessary legal and regulatory approvals with respect to the Ocelot Acquisition shall have been obtained.  There shall be no injunction, temporary restraining order, or other legal action in effect that would prohibit the closing of the Ocelot Acquisition;

(c)       (i) the Administrative Agent shall have received true, correct and complete copies of the Ocelot Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that the copies of the Ocelot Acquisition Documents provided to the Administrative Agent on the Closing Date satisfy the foregoing), (ii) the Ocelot Acquisition shall have been consummated in accordance with the Ocelot Acquisition Agreement, without giving effect to any amendment, modification or waiver by the acquirer thereof or thereunder that would materially and adversely affect any Loan Party’s ability to repay its indebtedness, obligations and liabilities to the Lenders under the Loan Documents or the financial condition of the Borrower and its Subsidiaries taken as a whole and (iii) the representations and warranties in the Ocelot Acquisition Agreement shall be true and correct in all material respects as of the closing date of the Ocelot Acquisition;

(d)       the Borrower shall substantially concurrently with the consummation of the Ocelot Acquisition comply with the requirements of Sections 11 and 12 with respect to the joinder of the Ocelot Target (other than Inactive Subsidiaries) as Guarantors and pledgors hereunder (which shall include, without limitation, a legal opinion in form and substance reasonably satisfactory to the Administrative Agent with respect thereto);

(e)       since June 30, 2018, there has been no change in the condition (financial or otherwise) or business prospects of the Ocelot Target, taken as a whole, except those occurring in the ordinary course of business, none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(f)       the Borrower shall have executed and delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the satisfaction of the foregoing conditions and containing calculations evidencing that (i) the Borrower and its Subsidiaries’ Adjusted EBITDA for the most recently ended twelve (12) months (“LTM”) for which financial statements are available on date of the Ocelot Acquisition is at least $39,000,000 and (ii) the Total Leverage Ratio on the date of the Ocelot Acquisition does not exceed 3.00 to 1.00, calculated based on LTM Adjusted EBITDA; provided that, for purposes of determining compliance with the foregoing conditions, LTM Adjusted EBITDA and the Total Leverage Ratio shall be calculated on a pro forma basis, upon giving effect to the Ocelot Acquisition, any concurrent repayment of Indebtedness in connection therewith and any Credit Event in connection therewith; and

(g)       the Administrative Agent shall have received pay‑off and lien release letters from secured creditors of the Ocelot Target (other than secured parties intended to remain outstanding after the Closing Date with Indebtedness and Liens permitted by Sections 8.7 and 8.8) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Ocelot Target) and containing an undertaking to cause to be delivered UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of the Ocelot Target, which pay‑off and lien release letters shall be in form and substance reasonably acceptable to the Administrative Agent.

“Ocelot Acquisition Documents” means the Ocelot Acquisition Agreement and the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignments and the Assignment and Assumption of Leases, in each case as defined in the Ocelot Acquisition Agreement.

“Ocelot R&W Insurance Policy” has the meaning given to the term “R&W Insurance” in the Onsite Acquisition Agreement.

“Ocelot Target” means Onsite Energy Corporation, a Delaware corporation, and its Subsidiaries (if any).

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Event” is defined in Section 8.15.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti‑money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107‑56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders (whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).

“Participant” is defined in clause (d) of Section 13.2.

“Participant Register” is defined in clause (d) of  Section 13.2.

“Participating Interest” is defined in Section 2.3(e).

“Participating Lender” is defined in Section 2.3(e).

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage, Term A Loan Percentage or Delayed Draw Term Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis (including, without limitation, Section 13.4(c)), such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term A Loan Percentage and Delayed Draw Term Loan Percentage, and expressing such components on a single percentage basis.

“Performance Standby Letters of Credit” shall mean all standby letters of credit and bank guarantees other than Financial Standby Letters of Credit, as determined by the Administrative Agent and the L/C Issuer, which determination shall be conclusive and binding upon the Borrower, the Administrative Agent and the L/C Issuer absent manifest error.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a)        the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States of America;

(b)       such Acquisition shall be structured as (1) an asset acquisition by a Borrower or Guarantor of all or substantially all of the assets of the Person whose assets are being acquired (or all or substantially all of a line or lines of business of such Person), (2) a merger of the Person to be acquired and into a Borrower or a Guarantor, with such Borrower or Guarantor as the surviving corporation in such merger, or (3) a purchase of no less than 100% of the equity interests of the Person to be acquired by a Borrower or Guarantor;

(c)       the Acquisition shall not be a Hostile Acquisition;

(d)       Reserved.

(e)       the Borrower shall have notified the Administrative Agent not less than thirty (30) days (or such shorter period of time acceptable to the Administrative Agent) prior to any such Acquisition and furnished to the Administrative Agent at such time (i) details as to such Acquisition as are reasonably satisfactory to the Administrative Agent (including sources and uses of funds therefor) and (ii) audited financial statements of the Acquired Business or other financial statements of the Acquired Business as reasonably satisfactory to the Administrative Agent;

(f)       if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrower shall comply with the requirements of Sections 11 and 12 in connection therewith within the time periods set forth therein to the extent applicable;

(g)       the Borrower shall have delivered to the Administrative Agent a certificate with covenant compliance calculations reasonably satisfactory to the Administrative Agent demonstrating that upon giving effect to the Acquisition, any concurrent repayment of Indebtedness in connection therewith and any Credit Event in connection therewith, (i) no Default shall exist, and (ii) the Borrower is in compliance with the financial covenants contained in Section 8.23 on a pro forma basis (for the four (4) consecutive Fiscal Quarters most recently then ended for which financial statements required under Section 8.5 hereof have been delivered to the Administrative Agent as if the Acquisition occurred on the first day of such period and upon giving effect to the payment of the purchase price for the Acquired Business); provided that, in the case of the Total Leverage Ratio, the Total Leverage Ratio upon giving effect to the Acquisition, any concurrent repayment of

Indebtedness in connection therewith and any Credit Event in connection therewith shall not exceed the ratio that is 0.25x less than the then prevailing Total Leverage Ratio covenant compliance level set forth in Section ~~8.22~~8.23;

(h)       upon giving effect to the Acquisition and any Credit Event in connection therewith, the Borrower shall have not less than $15,000,000 of Liquidity;

(i)       the Acquired Business must have a positive EBITDA including pro forma cost savings to the extent such cost savings are approved in the reasonable discretion of the Administrative Agent for the twelve most recently completed calendar months;

(j)       Reserved; and

(k)       any Earn Out Obligations or Seller Notes incurred in connection with such Acquisition shall be subordinated to the Secured Obligations hereunder in a manner reasonably satisfactory to the Administrative Agent.

 “Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Premises” means the real property owned or leased by any Loan Party or any Subsidiary of a Loan Party, including without limitation the real property and improvements thereon owned by any Loan Party subject to the Lien of the Mortgages or any other Collateral Documents.

“Prepayment Percentage” is defined in Section 2.8(b)(v) hereof.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 13.23 hereof.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“R&W Insurance Policy Payment” has the meaning set forth in Section 2.8(b)(vi) hereof.

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reimbursement Obligation” is defined in Section 2.3(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Repurchase Conditions” means with respect to any purchase, redemption or other acquisition or retiring any of the Borrower’s capital stock or other equity interests (as contemplated by Section 8.12 hereof) (each a “Share Repurchase”), the following conditions:

(i)       upon giving effect to such Share Repurchase, the Borrower shall (A) be in compliance with the financial covenants contained in Section 8.23 on a pro forma basis, calculated using the then prevailing financial covenant compliance levels permitted as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to be delivered hereunder, and (B) have Liquidity of not less than $10,000,000;

(ii)       such Share Repurchase together with all other Share Repurchases made under Section 8.12 following the Closing Date shall not exceed $8,000,000 in the aggregate;

(iii)       no Default exists or would arise upon giving effect to such Share Repurchase; and

(iv)       the Borrower shall have delivered a written certificate to the Administrative Agent in the form attached hereto as Exhibit J signed by a Financial Officer of the Borrower (or in such other form acceptable to the Administrative Agent) certifying that each of the Repurchase Conditions have been satisfied in connection with such Share Repurchase and setting forth in reasonable detail the calculations supporting such certifications in respect of clause (i) of this definition.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  To the extent provided in the last paragraph of Section 13.3, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, however, that at any time there are two or more non-affiliated Lenders that are not Defaulting Lenders, “Required Lenders” must include at least two non‑affiliated Lenders.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than 50% of the total Revolving Credit Exposures of all Lenders.  To the extent provided in the last paragraph of Section 13.3, the Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, however, that at any time there are two or more non-affiliated Lenders having Revolving Credit Exposures that are not Defaulting Lenders, “Required Revolving Lenders” must include at least two non‑affiliated Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” is defined in Section 8.12 hereof.

“Revolver Percentage” means, for each Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated or expired, the percentage of the total Revolving Credit Exposure then outstanding held by such Lender.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swingline Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1/2.2 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.15 hereof).  The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $50,000,000 on the Closing Date.

“Revolving Credit Commitment Fee” is defined in Section 3.1(a) hereof.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Increase” is defined in Section 2.15 hereof.

“Revolving Credit Termination Date” means June 26, 2024, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.11, 9.2 or 9.3.

“Revolving Facility” means the credit facility for making Revolving Loans and Swingline Loans and issuing Letters of Credit described in Sections 2.2 and 2.3.

 “Revolving Loan” is defined in Section 2.2 and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.10.

“S&P” means S&P Global Ratings.

“Scheduled Amortization Amount” means, for any date of determination, an amount equal to the sum of the next four (4) principal payments on the Term Loans to become due pursuant to Section 2.7(a) and (b) following such date of determination.

“Secured Obligations” means the Obligations, Hedging Liability, and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Security Agreement” means that certain Security Agreement dated as of October 1, 2018 among the Loan Parties and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

“Seller Note” means any promissory note or notes issued by a Loan Party to the seller in respect of any Permitted Acquisition as partial consideration in connection with such Permitted Acquisition.

“Share Repurchase” is defined in the definition of “Repurchase Conditions”.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Subordinated Debt” means, collectively, (i) all Seller Notes and Earn Out Obligations permitted under Section 8.7(k) and (l), respectively, and (ii) all other Indebtedness which is subordinated in right of payment to the prior payment of the Secured Obligations pursuant to subordination provisions approved in writing by the Administrative Agent in its reasonable discretion and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means any corporation, limited liability company, partnership, association or other entity (x) more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by or (y) that is otherwise under the Control of, such Person or by any one or more other entities which are themselves subsidiaries of such Person.  Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Supported QFC” is defined in Section 13.23 hereof.

“Surety” means, collectively, any surety party to a Bonding Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Sweep Depositary” shall have the meaning set forth in the definition of Sweep to Loan Arrangement.

“Sweep to Loan Arrangement” means a cash management arrangement established by the Borrower with the Swingline Lender or an Affiliate of the Swingline Lender, as depositary (in such capacity, the “Sweep Depositary”), pursuant to which the Swingline Lender is authorized (a) to make advances of Swingline Loans hereunder, the proceeds of which are deposited by the Swing Lender into a designated account of the Borrower maintained at the Sweep Depositary, and (b) to accept as prepayments of the Swingline Loans hereunder proceeds of excess targeted balances held in such designated account at the Sweep Depositary, which cash management arrangement is subject to such agreement(s) and on such terms acceptable to the Sweep Depositary and the Swing Lender.

“Swingline” means the credit facility for making one or more Swingline Loans described in Section 2.2(b).

“Swingline Lender” means BMO Harris Bank N.A., in its capacity as the Lender of Swingline Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.2.

“Swingline Lender’s Quoted Rate” is defined in Section 2.2(b).

“Swingline Sublimit” means $15,000,000, as reduced pursuant to the terms hereof.

“Swingline Loan” and “Swingline Loans” each is defined in Section 2.2(b).

“Swing Note” is defined in Section 2.10.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” is defined in Section 2.1(a) and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term A Loan hereunder.

“Term A Loan Commitment” means, as to any Lender, the obligation of such Lender to make its Term A Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1/2.2 attached hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.15 hereof).  The Borrower and the Lenders acknowledge and agree that the Term A Loan Commitments of the Lenders aggregate $100,000,000 on the Closing Date.

“Term A Loan Percentage” means, for each Lender, the percentage of the Term A Loan Commitments represented by such Lender’s Term A Loan Commitment or, if the Term A Loan Commitments have been terminated or have expired, the percentage held by such Lender of the aggregate principal amount of all Term A Loans then outstanding.

“Term A Note” is defined in Section 2.10.

“Term Loan” means, collectively, the Term A Loans, the Delayed Draw Term Loans and, unless the context shall otherwise require, Incremental Term Loans, and as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Term Loan hereunder.

“Term Loan Facility” means the credit facility for the Term A Loans, the Delayed Draw Term Loans and, unless the context shall otherwise require, the Incremental Term Loans described in Section 2.1 and Section 2.15, respectively.

“Term A Loan Maturity Date” means June 26, 2024.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” means, at any time the same is to be determined, the four (4) consecutive Fiscal Quarters of the Borrower and its Subsidiaries most recently ended.

“Third Amendment Date” means May 6, 2020.

“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid or payable in connection with any Acquisition, whether paid at or prior to or after the closing thereof, (b) indebtedness payable to the seller in connection with such Acquisition, including all Seller Notes and all Earn Out Obligations and other future payment obligations subject to the occurrence of any contingency (provided that, in the case of any future payment subject to a contingency, such shall be considered part of the Total Consideration to the extent of the reserve, if any, required under GAAP to be established in respect thereof by any Loan Party or any Subsidiary of a Loan Party), (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon any Loan Party or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Total Funded Debt” means, at any time the same is to be determined, an amount equal to (a) the sum (but without duplication) of (i) all Indebtedness of the Borrower and its Subsidiaries at such time described in clauses (a)‑(f), both inclusive, of the definition thereof, and (ii) all Indebtedness of any other Person of the types described in clauses (a)-(f), both inclusive, of the definition thereof, which is directly or indirectly Guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss, minus (b)  Unrestricted Cash then held by the Borrower and its Subsidiaries that is either in deposit accounts maintained by the Administrative Agent or deposit accounts subject to account control agreements for the benefit of the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent and effective to grant “control” (as defined under the applicable state’s Uniform Commercial Code) to the Administrative Agent over such account) in an amount not to exceed (i) $15,000,000 during the Covenant Relief Period and (ii) $10,000,000~~,~~ thereafter; provided, however, that for the avoidance of doubt, obligations of the Borrower or any of its Subsidiaries with respect to Performance Standby Letters of Credit shall be excluded from the calculation of Total Funded Debt.

“Total Leverage Ratio” means, as of the last day of any Test Period, the ratio of (a) Total Funded Debt of the Borrower and its Subsidiaries as of the last day of such Test Period to (b) Adjusted EBITDA of the Borrower and its Subsidiaries for such Test Period.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfinanced Capital Expenditures” means, with respect to any period, the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period to the extent permitted by this Agreement and not financed with proceeds of Indebtedness or with equity securities of the Borrower described in clause (d) of the definition of Excluded Equity Issuances; provided that any Capital Expenditures financed under the Revolving Facility shall be considered Unfinanced Capital Expenditures.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Cash” means, at any time the same is to be determined, all cash and ~~cash equivalents~~Cash Equivalents of the Loan Parties on deposit with a financial institution and readily accessible by a Loan Party.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” is defined in Section 13.23 hereof.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in subsection (f) of Section 4.1.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.     Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.  The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805.

Section 1.3.      Change in Accounting Principles.  If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made.  No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.  Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.  Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

For the avoidance of doubt, (i) notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as Capital Leases or otherwise reflected on the Borrower’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and the definition of Capital Lease and (ii) any lease that was entered into after the date of this Agreement that would have been considered an operating lease under GAAP in effect as of the Closing Date shall be treated as an operating lease for all purposes under this Agreement and the other Loan Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness for Borrowed Money and the definition of Capital Lease.

Section 1.4.      Divisions.          For all purposes under the Loan Documents, in connection with any Division (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

SECTION 2.        THE FACILITIES.

Section 2.1.     Term Loan Facilities.  (a) (i) On the Closing Date, the aggregate principal amount of the “Delayed Draw Term Loans” outstanding under the Existing Credit Agreement (the “Existing Delayed Draw Term Loans”) shall be deemed to have been, and hereby is, converted into a portion of the outstanding Term A Loans (as hereinafter defined) hereunder in like amount, without constituting a novation, and shall constitute a portion of the Term A Loans for all purposes hereunder and under the other Loan Documents.  The Loan Parties hereby represent, warrant, agree, covenant and confirm that as of the Closing Date they have no defense, set off, claim or counterclaim against the Administrative Agent, any of the Lenders or any other Person with respect to their Obligations in respect of the Existing Delayed Draw Term Loans.  Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan (together with the outstanding Existing Delayed Draw Term Loans so converted, individually a “Term A Loan” and collectively for all the Lenders the “Term A Loans”) in U.S. Dollars to the Borrower in an aggregate principal amount equal to such Lender’s Term A Loan Commitment.  The Term A Loans shall be advanced in a single Borrowing on the Closing Date and shall be made ratably by the Lenders in proportion to their respective Term A Loan Percentages, at which time the Term A Loan Commitments shall expire; provided, that, with respect to any Continuing Lender holding a portion of the Existing Delayed Draw Term Loans, such Continuing Lender’s commitment to lend a portion of the Term A Loans to the Borrower on the Closing Date shall be deemed satisfied in an amount equal to its portion of the then outstanding Existing Delayed Draw Term Loans.  As provided in Section 2.6(a) hereof, the Borrower may elect that the Term A Loans, or any other Term Loans, be outstanding as Base Rate Loans or Eurodollar Loans, it being understood that, notwithstanding any provision hereof to the contrary, the Term A Loans shall initially be Eurodollar Loans with an Interest Period of one month.  No amount repaid or prepaid on the Term A Loans, or any other Term Loans, may be borrowed again.

(ii)     Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Delayed Draw Term Loan” and collectively for all the Lenders the “Delayed Draw Term Loans”) in U.S. Dollars to the Borrower from time to time during the Delayed Draw Term Loan Availability Period in an aggregate principal amount not to exceed such Lender’s Delayed Draw Term Loan Commitment;  provided, however, that, notwithstanding anything herein to the contrary, no Delayed Draw Term Loans shall be requested or made during the Covenant Relief Period.  The Delayed Draw Term Loans shall be made ratably by the Lenders in proportion to their respective Delayed Draw Term Loan Percentages, at which time the Delayed Draw Term Loan Commitments shall expire to the extent contemplated by the immediately following sentence.  The principal amount of the Delayed Draw Term Loans shall permanently reduce the amount available under the Delayed Draw Term Loan Commitments, and no amount repaid or prepaid on any Delayed Draw Term Loan may be borrowed again.  As provided in Section 2.6(a) hereof, the Borrower may elect that the Delayed Draw Term Loans be outstanding as Base Rate Loans or Eurodollar Loans.  Each Borrowing of Delayed Draw Term Loans shall be in a minimum amount of $10,000,000, and there shall be no more than five (5) Borrowings of the Delayed Draw Term Loans during the Delayed Draw Term Loan Availability Period.

Section 2.2.      Revolving Facility.

(a)     Revolving Credit Commitments.  On the Closing Date, the aggregate principal amount of the “Revolving Loans” outstanding under the Existing Credit Agreement (the “Existing Revolving Loans”), if any, shall be deemed to have been, and hereby is, converted into a portion of the outstanding Revolving Loans (as hereinafter defined) hereunder in like amount, without constituting a novation, and shall constitute a portion of the Revolving Loans for all purposes hereunder and under the other Loan Documents.  The Loan Parties hereby represent, warrant, agree, covenant and confirm that as of the Closing Date they have no defense, set off, claim or counterclaim against the Administrative Agent, any of the Lenders or any other Person with respect to their Obligations in respect of the Existing Revolving Loans.  Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (together with the Existing Revolving Loans, so converted, individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date.  The sum of the aggregate principal amount of Revolving Loans, Swingline Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time.  Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages.  As provided in Section 2.6(a), the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans.  Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

(b)     Swingline Loans. (i) Generally.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swingline Lender may, in its sole discretion, make loans in U.S. Dollars to the Borrower under the Swingline (individually a “Swingline Loan” and collectively the “Swingline Loans”) which shall not in the aggregate at any time outstanding exceed the Swingline Sublimit.  Swingline Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date.  Except to the extent the Swingline Lender agrees to a lower amount, each Swingline Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000; provided that, for the avoidance of doubt, the foregoing minimum amounts shall not apply to Swingline Loans made pursuant to a Sweep to Loan Arrangement.  Each Swingline Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to either (x) the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect or (y) the Swingline Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed) pursuant to subsection (ii) below.  Interest on each Swingline Loan shall be due and payable by the Borrower on each Interest Payment Date and on the Revolving Credit Termination Date.

(ii)     Requests for Swingline Loans.  The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 3:00 p.m. (Chicago time) on the date upon which the Borrower requests that any Swingline Loan be made, of the amount and date of such Swingline Loan, and, if applicable, the Interest Period requested therefor.  The Administrative Agent shall promptly advise the Swingline Lender of any such notice received from the Borrower.  Thereafter, the Swingline Lender shall notify the Administrative Agent (who shall thereafter promptly notify the Borrower) whether or not it has elected to make such Swingline Loan.  If the Swingline Lender agrees to make such Swingline Loan, it may in its discretion quote an interest rate to the Borrower at which the Swingline Lender would be willing to make such Swingline Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swingline Lender’s Quoted Rate”).  The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance.  If the Borrower does not so immediately accept the Swingline Lender’s Quoted Rate for the full amount requested by the Borrower for such Swingline Loan, the Swingline Lender’s Quoted Rate shall be deemed immediately withdrawn.  If the Swingline Lender’s Quoted Rate is not accepted or otherwise does not apply, such Swingline Loan shall bear interest at the rate per annum for Base Rate Loans under the Revolving Facility as from time to time in effect.  Subject to the terms and conditions hereof, the proceeds of each Swingline Loan extended to the Borrower shall be deposited or otherwise wire transferred to the Borrower’s Designated Disbursement Account or as the Borrower, the Administrative Agent, and the Swingline Lender may otherwise agree.  Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swingline Lender to make Swingline Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swingline Lender shall be entitled to assume that the conditions precedent to an advance of any Swingline Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(iii)     Refunding Swingline Loans.  Without regard to the notice requirements of Section 2.6(a) or minimum borrowing amounts under Section 2.5 and in its sole and absolute discretion, the Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to act on its behalf for such purpose) and with notice to the Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swingline Loans outstanding on the date such notice is given (which Loans shall thereafter bear interest as provided for in Section 2.4(a)).  Unless an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swingline Lender, in immediately available funds, at the Administrative Agent’s office in Chicago, Illinois (or such other location designated by the Administrative Agent), before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given.  The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swingline Lender to repay the outstanding Swingline Loans.

(iv)     Participation in Swingline Loans.  If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swingline Lender pursuant to Section 2.2(b)(iii) above (because an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swingline Lender, purchase from the Swingline Lender an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Loans.  From and after the date of any such purchase, the parties hereto hereby acknowledge and agree that such Swingline Loans shall thereafter bear interest as Base Rate Loans as provided for in Section 2.2(b)(i)(x) above).  Each Lender that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Lender funded to the Swingline Lender its participation in such Loan.  The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender, or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding, or reduction whatsoever.

(v)     Sweep to Loan Arrangement. So long as a Sweep to Loan Arrangement is in effect, and subject to the terms and conditions thereof, Swingline Loans may be advanced and prepaid hereunder notwithstanding any notice, minimum amount, or funding and payment location requirements hereunder for any advance of Swingline Loans or for any prepayment of any Swingline Loans.  The making of any such Swingline Loans shall otherwise be subject to the other terms and conditions of this Agreement.  The Swingline Lender shall have the right in its sole discretion to suspend or terminate the making and/or prepayment of Swingline Loans pursuant to such Sweep to Loan Arrangement with notice to the Sweep Depositary and the Borrower (which may be provided on a same‑day basis), whether or not any Default exists.  The Swingline Lender shall not be liable to the Borrower or any other Person for any losses directly or indirectly resulting from events beyond the Swingline Lender’s reasonable control, including without limitation any interruption of communications or data processing services or legal restriction or for any special, indirect, consequential or punitive damages in connection with any Sweep to Loan Arrangement.

Section 2.3.      Letters of Credit.

(a)     General Terms.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue standby and commercial letters of credit (each a “Letter of Credit”) for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit.  Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. Notwithstanding anything herein to the contrary, the Existing Letters of Credit shall each constitute a “Letter of Credit” herein for all purposes of this Agreement with the applicable Borrower or Subsidiary as the applicant therefor, to the same extent, and with the same force and effect as if the Existing Letters of Credit had been issued under this Agreement at the request of the Borrower.

(b)     Applications.  At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer, with expiration dates no later than the earlier of 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or ten (10) days prior to the Revolving Credit Termination Date (except to the extent the Borrower delivers Cash Collateral as set forth below), in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit, in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”).  If any L/C Issuer issues or has issued any Letter of Credit with an expiration date that occurs after the date ten (10) days prior to the Revolving Credit Termination Date (or the expiration date of which is automatically extended to a date after the date ten (10) days prior to the Revolving Credit Termination Date), the Borrower shall, not later than the date ten (10) days prior to the Revolving Credit Termination Date, deliver to the Administrative Agent, without notice or demand, Cash Collateral in an amount equal to 105% of the face amount of each such Letter of Credit, to be held in accordance with Section 9.4 hereof.  Notwithstanding anything contained in any Application to the contrary:  (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.1(b), (ii) except as otherwise provided herein or in Sections 2.8, 2.13 or 2.14, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, except as otherwise provided for in Section 2.6(c), the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 or 360 days, as the case may be, and the actual number of days elapsed as further set forth in Section 2.4(a) hereof).  If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non‑renewal before the time necessary to prevent such automatic extension if before such required notice date:  (i) the expiration date of such Letter of Credit if so extended would be after ten (10) days prior to the Revolving Credit Termination Date (except to the extent Cash Collateralized as provided above), (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit.  The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 and the other terms of this Section.

(c)     The Reimbursement Obligations.  Subject to Section 2.3(b), the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. (Chicago time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. (Chicago time) on the date when such drawing is to be paid, by no later than 12:00 Noon (Chicago time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds).  If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(e) below.

(d)      Obligations Absolute.  The Borrower’s obligation to reimburse L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each other Loan Party to the extent permitted by applicable law) suffered by the Borrower or any Loan Party that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)     The Participating Interests.  Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer.  Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.3(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating

Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to:  (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day.  Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.  The several obligations of the Participating Lenders to the L/C Issuer under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set‑off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)      Indemnification.  The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it.  The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g)     Manner of Requesting a Letter of Credit.  The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower, and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement.  The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

(h)     Replacement of the L/C Issuer.  The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer.  The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer.  From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Section 2.4.      Applicable Interest Rates.

(a)     Base Rate Loans.  Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be (360 days, in the case of clause (c) of the definition of Base Rate relating to the LIBOR Quoted Rate), and the actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a Eurodollar Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(b)     Eurodollar Loans.  Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c)     Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.5.      Minimum Borrowing Amounts; Maximum Eurodollar Loans.  Except for Swingline Loans (which are governed by Section 2.2(b)(i)) and refundings of Swingline Loans with Revolving Loans pursuant to Section 2.2(b)(iii), each Borrowing of Base Rate Loans advanced under a Facility shall be in a minimum amount of $100,000.  Each Borrowing of Eurodollar Loans advanced, continued or converted under a Facility shall be in an amount equal to $150,000 or such greater amount which is an integral multiple of $150,000.  Without the Administrative Agent’s consent, there shall not be more than five (5) Borrowings of Eurodollar Loans outstanding hereunder at any one time.

Section 2.6.      Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)     Notice to the Administrative Agent.  Except for Swingline Loans (which are governed by Section 2.2(b)(i)) and refundings of Swingline Loans with Revolving Loans pursuant to Section 2.2(b)(iii), the Borrower shall give notice to the Administrative Agent by no later than 12:00 Noon (Chicago time):  (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans.  The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing.  Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.5, a portion thereof, as follows:  (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower.  The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent.  Notice of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 Noon (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion.  All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto.  Upon notice to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) with respect to the Borrower, without notice), no Borrowing of Eurodollar Loans shall be advanced, continued, or created by conversion if any Event of Default then exists.  The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)     Notice to the Lenders.  The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.6(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c)     Borrower’s Failure to Notify.  If the Borrower fails to give notice pursuant to Section 2.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.6(a) and such Borrowing is not prepaid in accordance with Section 2.8(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.  In the event the Borrower fails to give notice pursuant to Section 2.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 Noon (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Facility (or, at the option of the Swingline Lender, under the Swingline) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

(d)      Disbursement of Loans.  Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate).  The Administrative Agent shall make the proceeds of each new Borrowing received from each Lender available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of the Designated Disbursement Account of the Borrower requesting the Loan or as the Borrower and the Administrative Agent may otherwise agree.

(e)     Administrative Agent Reliance on Lender Funding.  Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m.  (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to:  (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.  If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 4.5 so that the Borrower will have no liability under such Section with respect to such payment.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.7.      Payment and Maturity of Loans.

(a)     Scheduled Payments of Term A Loans.  The Borrower shall make principal payments on the Term A Loans in installments of $2,500,000 on the last day of each Fiscal Quarter of the Borrower ending prior to the Term A Loan Maturity Date, commencing with the Fiscal Quarter ending September 27, 2019 (as such amount may be reduced from time to time pursuant to the terms of Section 2.8), with a final payment of all principal and interest not sooner paid on the Term A Loans due and payable on the Term A Loan Maturity Date.  Each such principal payment shall be applied to the Lenders holding the Term A Loans pro rata based upon their Term A Loan Percentages.

(b)     Scheduled Payments of Delayed Draw Term Loans.  The Borrower shall make principal payments on such Delayed Draw Term Loans in installments on the last day of each Fiscal Quarter of the Borrower ending prior to the Delayed Draw Term Loan Maturity Date, commencing with the first full Fiscal Quarter ending after the initial Borrowing of Delayed Draw Term Loans hereunder, with the amount of each such principal installment to equal two and one half of one percentage (2.50%) of the aggregate outstanding principal balance of such Delayed Draw Term Loans as of the day such installment is to be paid.  All principal and interest not sooner paid on the Delayed Draw Term Loans shall be due and payable on the Delayed Draw Term Loan Maturity Date.  Each principal payment made pursuant to this Section 2.7(b) shall be applied to the Delayed Draw Term Loans held by each Lender pro rata based upon their Delayed Draw Term Loan Percentages.

(c)        Revolving Loans and Swingline Loans.  Each Revolving Loan and Swingline Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.

Section 2.8.      Prepayments.

(a)     Optional.  Subject to Section 2.2(b)(v), the Borrower may prepay the Loans in whole or in part (but, if in part, then:  (i) if such Borrowing is of Base Rate Loans, in an amount not less than $100,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Sections 2.2(b) and 2.5 remains outstanding) upon not less than three (3) Business Days prior notice by the Borrower to the Administrative Agent in the case of any prepayment of a Borrowing of Eurodollar Loans and notice delivered by the Borrower to the Administrative Agent no later than 12:00 Noon (Chicago time) on the date of prepayment in the case of a Borrowing of Base Rate Loans (or, in any case, such shorter period of time then agreed to by the Administrative

Agent), without penalty or premium (except amounts due under Section 4.5) such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans or Swingline Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 4.5.

(b)     Mandatory.  (i) If at any time the sum of the unpaid principal balance of the Swingline Loans, Revolving Loans, and the L/C Obligations then outstanding shall be in excess of the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately and without notice or demand pay over the amount of the excess to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Swingline Loans and Revolving Loans until paid in full with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the L/C Obligations.

(ii)     If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss with respect to any Property, then the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and, promptly upon receipt by the Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds; provided that (x) so long as no Default then exists, this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of an Event of Loss so long as such Net Cash Proceeds are applied to reinvest in fixed or capital assets used or useful in the Borrower’s or another Loan Party’s business in accordance with this paragraph, (y) this subsection shall not require any such prepayment with respect to Net Cash Proceeds received on account of Dispositions during any Fiscal Year of the Borrower not exceeding $200,000 in the aggregate so long as no Default then exists, and (z) in the case of any Disposition not covered by clause (y) above and any Event of Loss, so long as no Default then exists, if the Borrower states in its notice of such event that the Borrower or the relevant Subsidiary intends to reinvest, within 180 days of the applicable Disposition or Event of Loss, as applicable, the Net Cash Proceeds thereof in fixed or capital assets used or useful in the Borrower’s or another Loan Party’s business, then the Borrower shall not be required to make a mandatory prepayment under this subsection in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such assets with such 180‑day period.  Promptly after the end of such 180‑day period, the Borrower shall notify the Administrative Agent whether the Borrower or such Loan Party has reinvested such Net Cash Proceeds in such assets, and, to the extent such Net Cash Proceeds have not been so reinvested, the Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds not so reinvested.  If the Administrative Agent or the Required Lenders so request, all proceeds of such Disposition or Event of Loss shall be deposited with the Administrative Agent (or its agent) and held by it in the Collateral Account.  So long as no Default exists, the Administrative Agent is authorized to disburse amounts representing such proceeds from the Collateral Account to or at the Borrower’s direction for application to or reimbursement for the costs of reinvesting in such assets.

(iii)     If after the Closing Date any Loan Party shall issue new equity securities (whether common or preferred stock or otherwise), other than Excluded Equity Issuances, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of such Loan Party in respect thereof.  Promptly upon receipt by such Loan Party of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds.  The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.11 (Maintenance of Subsidiaries) or Section 9.1(i) (Change of Control) or any other terms of the Loan Documents.

(iv)     If after the Closing Date any Loan Party shall issue any Indebtedness, other than Indebtedness permitted by Section 8.7 hereof, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of such Loan Party in respect thereof.  Promptly upon receipt by such Loan Party of Net Cash Proceeds of such issuance, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds.  The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 or any other terms of the Loan Documents.

(v)     Within three (3) Business Days after receipt of the Borrower’s year‑end audited financial statements, and in any event within 125 days after the end of each Fiscal Year of the Borrower (commencing with the Fiscal Year of the Borrower ending on or about December 31, 2020), the Borrower shall prepay the Obligations by an amount equal to 50% (the “Prepayment Percentage”) of Excess Cash Flow of the Borrower and its Subsidiaries for such Fiscal Year less the aggregate amount of voluntary prepayments of principal of Term Loans and voluntary prepayments of principal of Revolving Loans (to the extent such voluntary prepayment of Revolving Loans is accompanied by a concurrent permanent reduction of the Revolving Credit Commitment) made by the Borrower pursuant to Section 2.8(a) hereof; provided, however, that the Prepayment Percentage shall be reduced to 25% for any Fiscal Year of the Borrower with respect to which the Total Leverage Ratio as of the last day of such Fiscal Year of the Borrower (as evidenced by financial statements and compliance certificates provided to the Administrative Agent for the relevant Fiscal Year in accordance with Section 8.5 hereof) is less than 2.0 to 1.0; provided further, however, that the Prepayment Percentage shall be reduced to 0% for any Fiscal Year of the Borrower with respect to which the Total Leverage Ratio as of the last day of such Fiscal Year of the Borrower (as evidenced by financial statements and compliance certificates provided to the Administrative Agent for the relevant Fiscal Year in accordance with Section 8.5 hereof) is less than 1.0 to 1.0.

(vi)     If after the Closing Date, (A) the Borrower or any other Loan Party shall receive any payment in connection with a claim under the Luna R&W Insurance Policy or any similar insurance policy issued in connection with any Acquisition (but in any event excluding any amounts so received that are applied, or to be applied, by the Borrower or such other Loan Party for the purpose of (i) payment of (or reimbursement of payments made for) claims and settlements to third Persons that are not Affiliates of a Loan Party, or (ii) covering any out-of-pocket expenses (including out-of-pocket legal expenses and any taxes) incurred by the Borrower or such other Loan Party in connection with obtaining such insurance payment or remediating any damages caused by any matter related to such claim under such insurance policy) (each such payment, a

“R&W Insurance Policy Payment”), then the Borrower shall, within three (3) Business Days after receipt thereof, prepay the Obligations in an aggregate amount equal to 100% of the amount of such R&W Insurance Policy Payment.

(vii)     The amount of each such prepayment under clauses (ii), (iii), (iv), (v) and (vi) of this Section 2.8(b) shall be applied (A) first to the outstanding Term Loans (to be applied on a ratable basis among the Term A Loans, the Delayed Draw Term Loans and Incremental Term Loans (if any) based on the outstanding principal amounts thereof) until paid in full and (B) then, without a reduction of the Revolving Credit Commitments, to the Swingline Loans and Revolving Loans until paid in full with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for the L/C Obligations in accordance with Section 9.4.  Unless the Borrower otherwise directs, prepayments of Loans under this Section 2.8(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire.  Each prepayment of Loans under this Section 2.8(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Loans or Eurodollar Loans or Swingline Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 4.5.

(c)     Generally.  Any amount of Swingline Loans and Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.  No amount of the Term Loans paid or prepaid may be reborrowed, and, in the case of any partial prepayment, such prepayment shall be applied to the remaining payments on the relevant Term Loans in the inverse order of maturity.

Section 2.9.      Default Rate.  Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans and Reimbursement Obligations, letter of credit fees and other amounts at a rate per annum equal to:

(a)        for any Base Rate Loan or any Swingline Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect;

(b)       for any Eurodollar Loan or any Swingline Loan bearing interest at the Swingline Lender’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

(c)       for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 2.3 with respect to such Reimbursement Obligation;

(d)       for any Letter of Credit, the sum of 2.0% plus the Letter of Credit Fee due under Section 3.1(b) with respect to such Letter of Credit; and

(e)       for any other amount owing hereunder not covered by clauses (a) through (d) above, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect;

provided, however, that in the absence of acceleration pursuant to Section 9.2 or 9.3, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower (which election may be retroactively effective to the date of such Event of Default).  While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 2.10.     Evidence of Indebtedness.  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)     The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)     The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)      Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit D‑1 (in the case of its Term A Loan and referred to herein as a “Term A Note”), D‑2 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), D‑3 (in the case of its Swingline Loans and referred to herein as a “Swing Note”) or D‑4 (in the case of its Delayed Draw Term Loan and referred to herein as a “Delayed Draw Term Note”), as applicable (the Term A Notes, Revolving Notes, Swing Note and Delayed Draw Term Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”).  In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the amount of the relevant Term Loan, Commitment, or Swingline Sublimit, as applicable.  Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.2) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.2, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.11.      Commitment Terminations.

Optional Credit Terminations.  The Borrower shall have the right at any time and from time to time, upon three (3) Business Days prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments and/or the Delayed Draw Term Loan Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $500,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages and/or Delayed Draw Term Loan Percentages, as the case may be, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Swingline Loans, Revolving Loans, and L/C Obligations then outstanding.  Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swingline Sublimit then in effect shall reduce the L/C Sublimit and Swingline Sublimit, as applicable, by a like amount.  The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments and/or Delayed Draw Term Loan Commitments.  Any termination of the Commitments pursuant to this Section may not be reinstated.

Section 2.12.      Replacement of Lenders.  If any Lender requests compensation under Section 4.4, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.7, or if any Lender is a Defaulting Lender or a Non‑Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.1 or Section 4.4) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)       the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.2;

(ii)       such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.5 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)       in the case of any such assignment resulting from a claim for compensation under Section 4.4 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)       such assignment does not conflict with applicable law; and

(v)       in the case of any assignment resulting from a Lender becoming a Non‑Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.13.      Defaulting Lenders.

(a)     Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)       Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)       Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.7 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non‑Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with their Percentages of the relevant Commitments without giving effect to Section 2.13(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.13(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)       Certain Fees.

(A)       No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)       Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)       With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non‑Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)       Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Percentages of the relevant Commitments (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 7.1 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations and Swingline Loans of any Non‑Defaulting Lender to exceed such

Non‑Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non‑Defaulting Lender as a result of such Non‑Defaulting Lender’s increased exposure following such reallocation.

(v)       Cash Collateral; Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swing Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)     Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Percentages of the relevant Commitments (without giving effect to Section 2.13(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)     New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.14.      Cash Collateral for Fronting Exposure  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.13(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)     Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of

L/C Obligations, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)     Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 or Section 2.13 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)     Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.14(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.14, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.15.     Increase in Revolving Credit Commitments and Incremental Term Loans.  The Borrower may, on any Business Day prior to the Revolving Credit Termination Date, increase the aggregate amount of the Revolving Credit Commitments (the “Revolving Credit Increase”) and/or borrow one or more additional term loans (the “Incremental Term Loans”) by delivering an Increase Request substantially in the form attached hereto as Exhibit E or in such other form acceptable to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase or the making of such term loan(s) (the “Increase”) identifying any proposed additional Lender(s), if any, which additional Lender(s) shall, to the extent such consent would be required under Section 13.3, in the case of an additional Lender providing a Revolving Credit Commitment, be reasonably acceptable to the Administrative Agent (or additional Revolving Credit Commitments or Incremental Term Loans, as applicable, for existing Lender(s)) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment(s)) or Incremental Term Loan(s) (or additional amount of its Term Loan Commitment(s)), as applicable; provided, however, that (i) the aggregate amount of all such Increases shall not exceed $100,000,000, (ii) any such Increase shall be in an amount not less than $5,000,000, (iii) no Default shall exist at the time of the effective date of the Increase after giving effect to such Increase as fully-drawn and giving pro forma effect to the use of proceeds thereof, (iv) the Borrower shall be in compliance on a pro forma basis (after giving effect to such Increase as fully-drawn) with all financial covenants in Section 8.23 hereof, calculated using the required covenant compliance levels for the next succeeding determination period, provided that the Total

Leverage Ratio shall be no greater than 0.25x less than the then required Total Leverage Ratio under Section 8.23(a), and (v) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects on the effective date of such Increase.  The effective date (the “Increase Date”) of the Increase shall be agreed upon by the Borrower and the Lender(s) providing such increase).  With respect to an Increase in the Revolving Credit Commitments as described above, on the Increase Date, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Revolving Loans in an amount sufficient such that after giving effect to such advance(s) or loan(s) and the prepayment of Loans by any Lender(s) whose commitment is not increased, each Lender shall have outstanding its Revolver Percentage of Revolving Loans.  It shall be a condition to such effectiveness that if any Eurodollar Loans are outstanding under the Revolving Facility on the date of such effectiveness, such Eurodollar Loans shall be deemed to be prepaid on such date (to the extent necessary to allocate such outstanding Eurodollar Loans in accordance with the Percentage of each Lender after giving effect to the related Increase) and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 4.5 hereof.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent relating to any Increase.  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment or make Incremental Term Loans and no Lender’s Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment or make Incremental Term Loans.

The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Loans, the Delayed Draw Term Loans and the Term A Loans, and (b) Incremental Term Loans shall have (i) a final maturity date no earlier than that of the Delayed Draw Term Loans and the Term A Loans and (ii) a weighted average life not less than the then remaining weighted average life to maturity of the Delayed Draw Term Loans and the Term A Loans, provided that, except as set forth above, the terms and conditions applicable to Incremental Term Loans (including interest rates and amortization applicable thereto) shall be determined by the Borrower, the Administrative Agent and the Lenders providing such Incremental Term Loans.

Commitments in respect of Incremental Term Loans and increases in Revolving Credit Commitment shall become Commitments (or in the case of an increase in the Revolving Credit Commitment to be provided by an existing Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each additional Lender, if any, and the Administrative Agent.  The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.

SECTION 3.        FEES.

Section 3.1.      Fees.

(a)     Revolving Credit Commitment Fee.  The Borrower shall pay to the Administrative

Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee (the “Revolving Credit Commitment Fee”) at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount by which the aggregate Revolving Credit Commitments exceeds the principal amount of Revolving Loans and L/C Obligations then outstanding; provided, however, that the principal amount of Swingline Loans shall be deemed usage of the Revolving Credit Commitment of the Swingline Lender for purposes of this Section.  Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)     Letter of Credit Fees.  On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.3, the Borrower shall pay to the L/C Issuer for its own account a fronting fee with respect to such Letter of Credit as agreed to in writing between the Borrower and the applicable L/C Issuer.  Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee (the “Letter of Credit Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter.  In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.

(c)     Administrative Agent Fees.  The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated as of the date hereof, or as otherwise agreed to in writing between them.

(d)      Delayed Draw Term Loan Commitment Fee.  The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Delayed Draw Term Loan Percentages a commitment fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) multiplied by the daily undrawn amount of the aggregate Delayed Draw Term Loan Commitments, commencing on the Closing Date, and continuing through and including the last day of the Delayed Draw Term Loan Availability Period.  Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the last day of the Delayed Draw Term Loan Availability Period, unless the Delayed Draw Term Loan Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

SECTION 4.        TAXES; CHANGE IN CIRCUMSTANCES, INCREASED COSTS, AND FUNDING

INDEMNITY.

Section 4.1.      Taxes.

(a)     Certain Defined Terms.  For purposes of this Section, the term “Lender” includes the Administrative Agent (to the extent it receives payments hereunder or under any other Loan Document in its capacity as such) any L/C Issuer and the term “applicable law” includes FATCA.

(b)     Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)     Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)      Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the basis for and amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)     Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)      Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)     Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing,

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and duly executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed copies of IRS Form W‑8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed copies of IRS Form W‑8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits”, “other income” or other applicable article of such tax treaty;

(ii)       properly completed and duly executed copies of IRS Form W‑8ECI;

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I‑1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed copies of IRS Form W‑8BEN; or

(iv)       to the extent a Foreign Lender is not the beneficial owner, properly completed and duly executed copies of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑2 or Exhibit I‑3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is classified as a partnership for U.S. federal income tax purposes and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I‑4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)     Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) such indemnified party incurred in connection with such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)     Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 4.2.      Change of Law.  Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.  The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 4.3.      Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.  (a) If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(i)       the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(ii)       the Required Lenders advise the Administrative Agent that (A) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (B) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

(b)     Effect of Benchmark Transition Event. (i) Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement.  Notwithstanding anything to the contrary herein or any other Loan Document, such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders;  provided that, with respect to any proposed amendment containing a SOFR-Based Rate, the Required Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.  No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 4.3(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)     Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes under any amendment entered into in accordance with Section 4.3(b)(i) and, notwithstanding anything to the contrary herein or in any other Loan Document, such Benchmark Replacement Conforming Changes will become effective under any such amendment without any further action or consent of any other party to this Agreement.  Any further Benchmark Replacement Conforming Changes may be effectuated under one or more amendments entered into in accordance with Section 13.3.

(iii)     Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 4.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent demonstrable error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.3(b).

(iv)     Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of Eurocurrency Loans, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have  converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period, the component of the Base Rate based upon the LIBOR Quoted Rate will not be used in any determination of the Base Rate.

Section 4.4.      Increased Costs.

(a)     Increased Costs Generally.  If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR) or any L/C Issuer;

(ii)       subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B)  Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other

Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements.  If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement.  A certificate of a Lender or L/C Issuer setting forth in reasonable detail the basis for its reimbursement claim and the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)      Delay in Requests.  Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.5.      Funding Indemnity.  If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re‑employment of deposits or other funds acquired by such Lender to fund or maintain any

Eurodollar Loan or Swingline Loan bearing interest at the Swingline Lender’s Quoted Rate or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a)        any payment, prepayment or conversion of a Eurodollar Loan or such Swingline Loan on a date other than the last day of its Interest Period,

(b)       any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan or such Swingline Loan, or to convert a Base Rate Loan into a Eurodollar Loan or such Swingline Loan on the date specified in a notice given pursuant to Section 2.6(a) or 2.2(b),

(c)       any failure by the Borrower to make any payment of principal on any Eurodollar Loan or such Swingline Loan when due (whether by acceleration or otherwise), or

(d)       any acceleration of the maturity of a Eurodollar Loan or such Swingline Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.  If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 4.6.      Discretion of Lender as to Manner of Funding.  Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

Section 4.7.      Lending Offices; Mitigation Obligations.  Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.   If any Lender requests compensation under Section 4.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.1 or 4.4, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 5.        PLACE AND APPLICATION OF PAYMENTS.

Section 5.1.      Place and Application of Payments.  All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto.  Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day.  All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set‑off or counterclaim.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate per annum equal to:  (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.

Section 5.2.      Non‑Business Days.  Subject to the definition of Interest Period, if any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable.  In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 5.3.      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.

Section 5.4.      Account Debit.  The Borrower hereby irrevocably authorizes the Administrative Agent to charge any of the Borrower’s deposit accounts maintained with BMO Harris Bank N.A. for the amounts from time to time necessary to pay any then due Obligations; provided that the Borrower acknowledges and agrees that the Administrative Agent shall not be under an obligation to do so and the Administrative Agent shall not incur any liability to the Borrower or any other Person for the Administrative Agent’s failure to do so.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

Section 6.1.      Organization and Qualification.  Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 6.2.      Subsidiaries.  Each Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.  Schedule 6.2 hereto identifies each Subsidiary (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding.  All of the outstanding shares of capital stock and other equity interests of each Subsidiary  are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the relevant

Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement.  There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.  The Inactive Subsidiaries have no or only de minimis assets or business operations and generate no revenue.

Section 6.3.      Authority and Validity of Obligations.  Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Secured Obligations (in the case of each Guarantor), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.  The Loan Documents delivered by the Loan Parties and their Subsidiaries have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties and their Subsidiaries enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Subsidiary of a Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by‑laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Subsidiary of a Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Subsidiary of a Loan Party or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Subsidiary of a Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 6.4.     Use of Proceeds; Margin Stock.  The Borrower shall use the proceeds of (a) the Term A Loans to (i) refinance certain indebtedness of the Borrower under the Existing Credit Agreement and of the Ocelot Target, (ii) fund certain fees and expenses associated with the closing of this Agreement and the Ocelot Acquisition and (iii) finance a portion of the Total Consideration paid in respect of the Ocelot Acquisition, (b) the Revolving Facility to (i) refinance certain existing indebtedness of the Loan Parties, (ii) fund certain fees and expenses associated with the closing of this Agreement, (iii) provide for working capital, (iv) finance Capital Expenditures and Permitted Acquisitions, and (v) finance other general corporate purposes of the Borrower and its Subsidiaries, and (c) the Delayed Draw Term Loans to finance Permitted Acquisitions and associated fees and expenses during the life of this Agreement.  No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the

Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.  Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Loan Parties and their Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

Section 6.5.      Financial Reports.  The consolidated balance sheet of the Loan Parties and their Subsidiaries as at December 28, 2018, and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties and their Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Crowe LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Loan Parties and their Subsidiaries as at the Fiscal Quarter ended on or about March 29, 2019, and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties and their Subsidiaries for the one (1) Fiscal Quarter then ended, heretofore furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of the Loan Parties and their Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.  No Loan Party nor any of its Subsidiaries has contingent liabilities which are material to it that are required to be disclosed by GAAP other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5.

Section 6.6.      No Material Adverse Change.  Since December 28, 2018, there has been no ~~change in the condition (financial or otherwise) or business prospects of any Loan Party or any Subsidiary of a Loan Party except those occurring in the ordinary course of business, none of which~~event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; provided that the parties hereto agree that the impact of the COVID-19 pandemic on the Borrower and its Subsidiaries solely to the extent set forth in those certain projections delivered to the Lenders on April 8, 2020 does not constitute a Material Adverse Effect.

Section 6.7.      Full Disclosure.  (a) The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Borrower only represents that the same were prepared on the basis of information and estimates the Borrower believed to be reasonable.

(b)     As of the Closing Date, the information included in the Beneficial Ownership Certification most recently delivered to the Administrative Agent by the Borrower on or prior to the Closing Date is true and correct in all respects.

Section 6.8.     Trademarks, Franchises, and Licenses.  The Loan Parties and their Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises,

trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

Section 6.9.     Governmental Authority and Licensing.  The Loan Parties and their Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect.  No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened.

Section 6.10.      Good Title.  The Loan Parties and their Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Loan Parties and their Subsidiaries furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8. As of the Closing Date, no Loan Party owns any real property other than as described on Schedule 6.10.

Section 6.11.     Litigation and Other Controversies.  There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Subsidiary of a Loan Party or any of their respective Property which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.12.      Taxes.  All U.S. federal, state income and other material Tax returns required to be filed by any Loan Party or any Subsidiary of a Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Subsidiary of a Loan Party or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such Taxes, if any, (i) as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided or (ii) solely with respect to Taxes other than U.S. federal Taxes, the imposition of which would not reasonably be expected to result in a Material Adverse Effect.  No Loan Party knows of any proposed additional Tax assessment against it or its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts.  Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Subsidiaries have been made for all open years, and for its current fiscal period.

Section 6.13.      Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party or any Subsidiary of a Loan Party of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect and (ii) filings which are necessary to perfect the security interests under the

Collateral Documents.

Section 6.14.      Affiliate Transactions.  No Loan Party nor any of its Subsidiaries is a party to any contracts or agreements with any of its Affiliates that is not a Loan Party on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 6.15.      Investment Company.  No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.16.      ERISA.  (a) Each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  No Loan Party nor any of its Subsidiaries has any contingent liabilities with respect to any post‑retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

(b)     As of the Closing Date, the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

Section 6.17.      Compliance with Laws.  (a) The Loan Parties and their Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)     Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that:  (i) the Loan Parties and their Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Loan Parties and their Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each Loan Party, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Subsidiary of a Loan Party or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any:  (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises; (vii) none of the Premises are subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons; and (ix) the Loan Parties and their Subsidiaries have no knowledge of any capital expenditures necessary to bring the Premises or their respective business or equipment into compliance with Environmental Laws.  The Loan Parties have delivered to the Administrative Agent complete and accurate copies of all material environmental reports, studies, assessments and investigation results in the Loan Parties’ possession or control and that relate to any Loan Party’s or Subsidiary’s operations or to any of the Premises.

(c)     Each Loan Party and each of its Subsidiaries is in material compliance with all Anti-Corruption Laws.  Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.  No Loan Party nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Subsidiary or to any other Person, in violation of any Anti-Corruption Laws.

Section 6.18.      OFAC.  (a) Each Loan Party is in compliance  in all material respects with the requirements of all OFAC Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding such Loan Party and its Affiliates and Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable OFAC Sanctions Programs, and (d) no Loan Party nor any of its Subsidiaries nor, to the knowledge of any Loan Party, any officer, director or Affiliate of any Loan Party or any of its Subsidiaries, is a Person, that is, or is owned or controlled by Persons that are, (i) the target of any OFAC Sanctions Programs or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs.

Section 6.19.      Labor Matters.  There are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary of a Loan Party pending or, to the knowledge of any Loan Party, threatened that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.19, as of the Closing Date there are no collective bargaining agreements in effect between any Loan Party or any Subsidiary of a Loan Party and any labor union; and as of the Closing Date no Loan Party nor any of its Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future collective bargaining agreements.  Following the Closing Date no Loan Party is under any obligation to assume any collective bargaining agreement or to conduct any negotiations with any labor union with respect to any future collective bargaining agreement except, in each case, as could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party and its Subsidiaries have remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Property, except for Liens permitted by Section 8.8.

Section 6.20.      Other Agreements.  No Loan Party nor any of its Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

Section 6.21.      Solvency.  Upon giving effect to the initial Credit Event on the Closing Date (if any) and the transactions contemplated hereby, the Loan Parties and their Subsidiaries, on a consolidated basis, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

Section 6.22.      No Default.  No Default has occurred and is continuing.

Section 6.23.     No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Loan Parties hereby agree to indemnify the Administrative Agent, the L/C Issuer, and the Lenders against, and agree that they will hold the Administrative Agent, the L/C Issuer, and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

Section 6.24.     Security Documents.  (a) The Security Agreement is effective to create in favor of the Administrative Agent, acting on behalf of the holders of the Secured Obligations, legal, valid and enforceable Liens on, and security interests in, the Collateral (as defined in the Security Agreement) and, (i) when financing statements and other filings in appropriate form are filed in the appropriate offices, and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral (as defined in the Security Agreement) with respect to which a security interest may be perfected only by possession or control, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Collateral (as defined in the Security Agreement) (other than (A) the patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor) and (B) such Collateral (as defined in the Security Agreement) in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction or in respect of which perfection is not required at such time by this Agreement or the Security Agreement), in each case subject to no Liens other than those permitted by Section 8.8 hereof.

(b)     When (i) the Security Agreement or a short form thereof is filed in the United States

Patent and Trademark Office and the United States Copyright Office, as applicable, and (ii) financing statements and other filings in appropriate form are filed in the applicable offices, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the patents, trademarks, tradestyles, copyrights, and other intellectual property rights (including all registrations and applications therefor), in each case subject to no Liens other than those permitted by Section 8.8 hereof.

Section 6.25.      Bonding Capacity.  The Borrower and its Subsidiaries have available bonding capacity under one or more Bonding Agreements in an amount sufficient to operate their respective businesses in the ordinary course.  The Borrower and its Subsidiaries are in compliance in all material respects with all terms and conditions set forth in each Bonding Agreement and no default has occurred thereunder.

SECTION 7.        CONDITIONS PRECEDENT.

Section 7.1.      All Credit Events.  At the time of each Credit Event hereunder:

(a)      each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;

(b)      no Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(c)      after giving effect to such extension of credit the aggregate principal amount of all Swingline Loans, Revolving Loans and L/C Obligations outstanding under this Agreement shall not exceed the Revolving Credit Commitments then in effect;

(d)      in the case of a Borrowing (other than a Swingline Loan pursuant to a Sweep to Loan Arrangement or a refunding of a Swingline Loan with a Revolving Loan pursuant to Section 2.2(b)(iii)) the Administrative Agent shall have received the notice required by Section 2.6, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 3.1, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 3.1; and

(e)      such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent, the L/C Issuer or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

(f)      additionally, in the case of a Borrowing of a Delayed Draw Term Loan, (i) the Covenant Relief Period shall not be in effect and (ii) the Administrative Agent shall have received immediately prior to giving effect to any such Delayed Draw Term Loan, satisfactory evidence that, upon giving effect to the Delayed Draw Term Loan and any Credit Event in connection therewith, the Loan Parties shall be in compliance with the financial covenants contained in Section ~~8.22~~8.23 on a pro forma basis, calculated using the required covenant compliance levels for the next succeeding determination period and, that the Total Leverage Ratio shall be no greater than 0.25x less than the then prevailing Total Leverage Ratio covenant compliance level set forth in Section ~~8.22~~8.23.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (d), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Facility, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist.

Section 7.2.      Effective Date.  The obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 13.3):

(a)        the Administrative Agent shall have received this Agreement duly executed by the Loan Parties, the L/C Issuer, and the Lenders;

(b)       if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.10;

(c)       the Administrative Agent shall have received the Master Reaffirmation Agreement duly executed by the relevant Loan Parties, together with, to the extent not previously delivered, (i) copies of stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary constituting Collateral (limited in the case of any first tier Foreign Subsidiary to 66% of the Voting Stock and 100% of any other equity interests as provided in Section 12.1) as of the Closing Date, (ii) stock powers executed in blank and undated for the Collateral consisting of the certificated stock or other equity interest in each Subsidiary, (iii) UCC financing statements to be filed against each Loan Party, as debtor, in favor of the Administrative Agent, as secured party, and (iv) patent, trademark, and copyright collateral agreements to the extent requested by the Administrative Agent;

(d)       the Administrative Agent shall have received evidence of insurance for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent;

(e)       the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);

(f)       the Administrative Agent shall have received copies of resolutions of each Loan Party’s board of directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by an authorized officer;

(g)       the Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than 30 days prior to the date hereof, or such earlier date as the Administrative Agent may agree to in its discretion) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization;

(h)       Reserved;

(i)       Reserved;

(j)       the Administrative Agent shall have received the initial fees called for by Section 3.1;

(k)       Reserved;

(l)       the Administrative Agent shall have received evidence of completion of due diligence with respect to the Ocelot Target reasonably satisfactory to the Administrative Agent;

(m)       the Administrative Agent shall have received such evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of the Loan Parties and their Subsidiaries, and the lack of material contingent liabilities of the Loan Parties and their Subsidiaries, including, to the extent required by the Administrative Agent, and without limitation, (i) audited annual financial statements (including an income statement, a balance sheet, and a cash flow statement) of the Borrower (and its Subsidiaries) for the prior three (3) Fiscal Years, (ii) unaudited quarterly financial statements (including an income statement, a balance sheet, and a cash flow statement) of each of the Borrower (and its Subsidiaries) for each Fiscal Quarter ended within the prior three (3) Fiscal Years, (iii) five (5) year projected financial statements of the Borrower (and its Subsidiaries), and (iv) reviewed Fiscal Year 2018 and CPA prepared Fiscal Year 2017 and Fiscal Year 2016 financial statements of the Ocelot Target;

(n)       the Administrative Agent shall be satisfied that there has been no Material Adverse Effect with respect to (i) the Borrower and its Subsidiaries (taken as a whole) since the most recently completed audit on or about December 28, 2018 and (ii) the Ocelot Target since the most recently completed reviewed Financial Statements on June 30, 2018;

(o)       the Administrative Agent shall have received calculations evidencing that (i) the Borrower and its Subsidiaries’ Adjusted EBITDA for the most recently ended twelve (12) months (“LTM”) for which financial statements are available on the Closing Date is at least $39,000,000 and (ii) the Total Leverage Ratio on or about the Closing Date does not exceed 3.00 to 1.00, calculated based on LTM Adjusted EBITDA; provided that, for purposes of determining compliance with the foregoing conditions, LTM Adjusted EBITDA and the Total Leverage Ratio shall be calculated on a pro forma basis upon giving effect to the Ocelot Acquisition, any concurrent repayment of Indebtedness in connection therewith and the initial Credit Event on the Closing Date;

(p)       the Administrative Agent shall have received financing statement, tax, and judgment lien search results against each Loan Party and its Property evidencing the absence of Liens thereon except as permitted by Section 8.8;

(q)       Reserved;

(r)       the Administrative Agent shall have received the favorable written opinion of counsel to each Loan Party, in form and substance satisfactory to the Administrative Agent;

(s)       (i) each of the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.24; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W‑9 (or its equivalent) for the Borrower and each other Loan Party, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, sufficiently in advance of the Closing Date, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied);

(t)       the Administrative Agent shall have received a reasonably satisfactory solvency certificate of the Borrower and its Subsidiaries on a consolidated basis upon giving effect to the initial Credit Event on the Closing Date (if any) and the transactions contemplated hereby, certified as of the Closing Date by an authorized representative of the Borrower; and

(u)       Reserved; and

(v)      the Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8.        COVENANTS.

Each Loan Party agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.3:

Section 8.1.     Maintenance of Business.  Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c); provided, however, that nothing in this Section shall prevent the Borrower from dissolving any of its Subsidiaries if such action is, in the reasonable business judgment of the Borrower, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders.  Each Loan Party shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 8.2.      Maintenance of Properties.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain, preserve, and keep its property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

Section 8.3.      Taxes and Assessments.  Each Loan Party shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that (i) the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor or (ii) solely with respect to Taxes other than U.S. Federal Taxes, the imposition of the same would not reasonably be expected to result in a Material Adverse Effect.

Section 8.4.      Insurance.  (a) Each Loan Party shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks (including, without limitation, flood hazard insurance with respect to all Premises subject to a Mortgage that is in a special flood hazard zone, from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise reasonably required by the Lenders), and in such amounts, as are insured by Persons similarly situated and operating like Properties, but in no event at any time in an amount less than the replacement value of the Collateral.  Each Loan Party shall also maintain, and shall cause each of its Subsidiaries to maintain, insurance with respect to the business of such Loan Party and its Subsidiaries, covering commercial general liability, statutory worker’s compensation and occupational disease, statutory structural work act liability, and business interruption and such other risks with good and responsible insurance companies, in such amounts and on such terms as the Administrative Agent shall reasonably request, but in any event as and to the extent usually insured by Persons similarly situated and conducting similar businesses.  The Loan Parties shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents.  All such policies of insurance shall contain satisfactory mortgagee/lender’s loss payable endorsements, naming the Administrative Agent (or its security trustee) as mortgagee or a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are reasonably satisfactory to the Administrative Agent.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ (ten (10) days’ in the case of nonpayment of insurance premiums) prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or any Subsidiary of a Loan Party, or the owner of the premises or Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy.  The Borrower shall deliver to the Administrative Agent (i) on the Closing Date and at such other times as the Administrative Agent shall reasonably request, certificates evidencing the maintenance of insurance required hereunder, (ii) prior to the termination of any such policies, certificates evidencing the renewal thereof, and (iii) promptly following request by the Administrative Agent, copies of all insurance policies of the Loan Parties and their Subsidiaries.  The Borrower also agrees to deliver to the Administrative Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

Section 8.5.     Financial Reports.  The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 8.5 in accordance with GAAP and shall furnish to the Administrative Agent (and the Administrative Agent hereby agrees to forward to each of the Lenders):

(a)        as soon as available, and in any event no later than 45 days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Loan Parties and their Subsidiaries as of the last day of such Fiscal Quarter and the consolidated statements of income, retained earnings, and cash flows of the Loan Parties and their Subsidiaries for the Fiscal Quarter and for the Fiscal Year‑to‑date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous Fiscal Year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and Fiscal Year‑end audit adjustments) and certified to by a Financial Officer of the Borrower together with Fiscal Quarter consolidated backlog reports;

(b)       as soon as available, and in any event no later than 120 days after the last day of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Loan Parties and their Subsidiaries as of the last day of the Fiscal Year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Loan Parties and their Subsidiaries for the Fiscal Year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous Fiscal Year, accompanied in the case of the consolidated financial statements by an unqualified opinion of Crowe LLP or another firm of independent public accountants of recognized standing, selected by the Borrower and reasonably satisfactory to the Administrative Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP the consolidated financial condition of the Loan Parties and their Subsidiaries as of the close of such Fiscal Year and the results of their operations and cash flows for the Fiscal Year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, together with Fiscal Quarter consolidated backlog reports, it being understood that, notwithstanding the foregoing, any such opinion may include qualifications relating to (i) an upcoming maturity date under this Agreement or (ii) potential inability to satisfy a financial maintenance covenant with respect to a future date or in a future period.

(c)       promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Loan Party’s or any of its Subsidiary’s operations and financial affairs given to it by its independent public accountants;

(d)       promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of any Loan Party or any Subsidiary of a Loan Party or of notice of any material noncompliance with any applicable law, regulation or guideline relating to any Loan Party or any Subsidiary of a Loan Party or their respective business;

(e)       as soon as available, and in any event no later than 90 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated and consolidating business plan for the Loan Parties and their Subsidiaries for following Fiscal Year, such business plan to show the projected consolidated and consolidating revenues, expenses and balance sheet of the Loan Parties and their Subsidiaries on a Fiscal Quarter‑by‑Fiscal Quarter basis, such business plan to be in reasonable detail prepared by the Borrower and in form satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such business plan);

(f)       notice of any Change of Control;

(g)       promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Subsidiary of a Loan Party or any of their Property which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect, (iii) the occurrence of any Default, (iv) any material amendment or other modification to any Bonding Agreement (together with a copy of such amendment or modification) and copies of any notices received under any Bonding Agreement, (v) any new Bonding Agreement entered into after the Closing Date (together with a copy of such agreement), or (vi) any event or change in circumstance that occurs regarding the bonding capacity or bonding requirements of either Borrower or any Subsidiary, including without limitation notice of (A) each reduction in the aggregate bonding capacity of the Borrower and its Subsidiaries of 20% or more of the aggregate bonding capacity of the Borrower and its Subsidiaries as in effect on the Closing Date, individually or in the aggregate, and (B) any failure or inability of the Borrower or a Subsidiary to obtain bonding for any new project that is committed to by the Borrower or a Subsidiary or the refusal of any bonding company or any other Surety to provide bonding for any such project;

(h)       with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit F signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Subsidiary to remedy the same.  Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.23 (Financial Covenants) in the form attached as Schedule I to such Exhibit F hereto; and

(i)       promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of a Loan Party, or compliance with the terms of any Loan Document, including but not limited to an updated schedule of all Bonds outstanding, as the Administrative Agent or any Lender may reasonably request.

Notwithstanding the above, (i) if any report or other information required under this Section 8.5 is due on a day that is not a Business Day, then such report or other information shall be required to be delivered on the first day after such day that is a Business Day, and (ii) documents required to be delivered pursuant to Section 8.5(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (x) such financial statements are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (or any successor thereto) or (y) the Borrower notifies (which may be by facsimile or electronic mail) the Administrative Agent (and the Administrative Agent hereby agrees to notify each of the Lenders) that such financial statements have been posted at a site (the address of which shall be contained in such notice) on the world wide web, which site is accessible by the Administrative Agent and the Lenders through a widely held nationally recognized web browser, from which such financial statements may be readily viewed and printed.

Section 8.6.      Inspection; Field Audits.  Each Loan Party shall, and shall cause each of its

Subsidiaries to, permit the Administrative Agent and each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Loan Parties hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Loan Parties and their Subsidiaries) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate and, so long as no Default exists, with reasonable prior notice to the Borrower.  The Borrower shall pay to the Administrative Agent charges for field audits of the Collateral, inspections and visits to Property, inspections of corporate books and financial records, examinations and copies of books of accounts and financial record and other activities permitted in this Section performed by the Administrative Agent or its agents or third party firms, in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that any internal charges for such audits and inspections shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default, the Borrower shall not be required to pay the Administrative Agent for more than one (1) such audit per Fiscal Year.

Section 8.7.      Borrowings and Guaranties. No Loan Party shall, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness or Earn Out Obligations, or incur liabilities under any Hedging Agreement, or be or become liable as endorser, guarantor, surety or otherwise for any Indebtedness or undertaking of any Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a)        the Secured Obligations of the Loan Parties and their Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);

(b)       purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties and their Subsidiaries in an amount not to exceed $1,500,000 in the aggregate at any one time outstanding;

(c)       obligations of the Loan Parties and their Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(d)       endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(e)       intercompany advances from time to time owing between the Loan Parties in the ordinary course of business to finance their working capital needs;

(f)       Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(g)       Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capitalized Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts and similar obligations, in each case, provided in the ordinary course of business;

(h)       Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(i)       Indebtedness arising from agreements of a Loan Party or its Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with a Permitted Acquisition, the Luna Acquisition or the Ocelot Acquisition;

(j)       unsecured Indebtedness of the Loan Parties and their Subsidiaries not otherwise permitted by this Section 8.7 in an amount not to exceed in the aggregate, at the time of incurrence thereof, the greater of (i) $4,000,000 and (ii) 1.25% of the Borrower’s consolidated total assets as reflected in the Borrower’s then most recent publicly available quarterly or annual consolidated balance sheet;

(k)       Indebtedness arising from Seller Notes; provided that all Indebtedness arising from any such Seller Notes shall be unsecured and subordinated to the Secured Obligations pursuant to subordination provisions or subordination agreements reasonably satisfactory to the Administrative Agent;

(l)       Earn Out Obligations; provided that, subject to Section 8.25, all such Earn Out Obligations shall be unsecured and subordinated to the Secured Obligations pursuant to subordination provisions or subordination agreements reasonably satisfactory to the Administrative Agent;

(m)       the Earn Out Obligations listed on Schedule 8.7(m) that are existing as of the Closing Date;

(n)       guarantee obligations of the Borrower with respect to indebtedness arising from Seller Notes permitted by Section 8.7(k); provided that such guarantee shall be unsecured and subordinated to the Secured Obligations pursuant to subordination provisions or subordination agreements reasonably satisfactory to the Administrative Agent;

(o)       Indebtedness owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business; and

(p)       indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with sales or transfers of accounts receivable and other assets pursuant to Section 8.10(g).

Section 8.8.      Liens.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a)        Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which any Loan Party or any Subsidiary of a Loan Party is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

(b)       mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c)       judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of such judgment liens and attachments and liabilities of the Loan Parties and their Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $750,000 at any one time outstanding;

(d)       Liens on equipment of any Loan Party or any Subsidiary of a Loan Party created solely for the purpose of securing indebtedness permitted by Section 8.7(b), representing or incurred to finance the purchase price of such Property; provided that no such Lien shall extend to or cover other Property of such Loan Party or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon;

(e)       any interest or title of a lessor under any operating lease, including the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Subsidiary of a Loan Party in the ordinary course of its business;

(f)       easements, rights‑of‑way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Loan Party or any Subsidiary of a Loan Party;

(g)       bankers’ Liens, rights of setoff and other similar Liens (including under Section 4‑210 of the Uniform Commercial Code) in one or more deposit accounts maintained by any Loan Party or any Subsidiary of a Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non‑consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(h)       Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;

(i)       non‑exclusive licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Loan Party or any Subsidiary of a Loan Party;

(j)       Liens on equipment of any Loan Party or any Subsidiary of a Loan Party created solely for the purpose of securing indebtedness pursuant to a Bonding Agreement; provided that no such Lien shall extend to or cover other Property of such Loan Party or such Subsidiary other than the respective Property so connected to the applicable Bond (including assets used in connection with the related project or proceeds of the related project);

(k)       Liens on the assets of Genesys Engineering, P.C. granted to Willdan Energy Solutions;

(l)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m)       other Liens not otherwise permitted by this Section 8.8 granted with respect to obligations that do not in the aggregate exceed $100,000 at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Collateral Documents; and

(n)       precautionary Liens on accounts receivable and other assets that are sold or transferred pursuant to Section 8.10(g).

Section 8.9.      Investments, Acquisitions, Loans and Advances.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a)        Cash Equivalents;

(b)       the Loan Parties’ existing investments in their respective Subsidiaries outstanding on the Closing Date;

(c)       intercompany advances made from time to time between the Loan Parties in the ordinary course of business to finance their working capital needs;

(d)       intercompany advances from time to time owing between a Loan Party and any Subsidiary that is not a Guarantor hereunder in the ordinary course of business to finance their working capital needs, provided that the aggregate amount of such advances to Subsidiaries that are not Guarantors hereunder together with any investments in such Subsidiaries do not exceed $300,000 at any one time outstanding;

(e)       Permitted Acquisitions; provided that no Permitted Acquisitions shall be entered into or consummated during the Covenant Relief Period;

(f)       the Ocelot Acquisition to the extent the Ocelot Acquisition Conditions are substantially concurrently satisfied in connection therewith as of the date of the consummation of the Ocelot Acquisition;

(g)       other investments existing on the Closing Date not otherwise permitted by this Section 8.9 and listed and identified on Schedule 8.9;

(h)       investments in Construction Joint Ventures which are made in the ordinary course of business; provided, however, that the aggregate investments in Construction Joint Ventures shall not at any time exceed 15% of the combined consolidated Net Worth of the Borrower and its Subsidiaries;

(i)       loans and advances to employees of the Loan Parties in an amount not to exceed $1,250,000 in the aggregate at any one time outstanding; and

(j)       other investments, loans, and advances in addition to those otherwise permitted by this Section 8.9 in an amount not to exceed $500,000 in the aggregate at any one time outstanding.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section 8.9, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

Section 8.10.     Mergers, Consolidations and Sales.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, be a party to any merger, division, consolidation or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

(a)        the sale or lease of inventory in the ordinary course of business;

(b)       the sale, transfer, lease or other disposition of Property of any Loan Party to one another in the ordinary course of its business;

(c)       the merger of any Loan Party ~~or~~, Inactive Subsidiary or Factoring SPV with and into the Borrower or any other Loan Party (or the merger of any Inactive Subsidiary or Factoring SPV into another Inactive Subsidiary or Factoring SPV or dissolution of any Inactive Subsidiary or Factoring SPV) provided that, in the case of any merger involving the Borrower, the Borrower is the Person surviving the merger;

(d)       the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

(e)       the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;

(f)       the ~~Disposition~~sale, transfer, lease or other disposition of Property of any Loan Party or any Subsidiary of a Loan Party (including any ~~Disposition~~sale, transfer, lease or other disposition of Property as part of a sale and leaseback transaction) aggregating for all Loan Parties and their Subsidiaries not more than $750,000 during any Fiscal Year of the Borrower, provided that (i) each such ~~Disposition~~sale, transfer, lease or other disposition shall be made for fair value and (ii) at least 80% of the total consideration received at the closing of such ~~Disposition~~sale, transfer, lease or other disposition shall consist of cash and at least 80% of the total consideration received after taking into account all final purchase price adjustments and/or contingent payments (including working capital adjustment or earn‑out provisions) expressly contemplated by the transaction documents, when received shall consist of cash; and

(g)       ~~any~~the sale or transfer of an interest ~~of~~in accounts receivable, and any contract rights, equipment and materials related to such accounts receivable ~~that are sold~~, from time to time, in each case, in connection with a factoring or similar arrangement in the ordinary course of business and consistent with the historical practices of the Borrower and its Subsidiaries, in an aggregate amount not to exceed $~~20,000,000~~30,000,000 in any calendar year.

Section 8.11.      Maintenance of Subsidiaries.  No Loan Party shall assign, sell or transfer, nor shall it permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (b) any transaction permitted by Section 8.10(c) above, and (c) Liens on the capital stock or other equity interests of Subsidiaries granted to the Administrative Agent pursuant to the Collateral Documents.

Section 8.12.      Dividends and Certain Other Restricted Payments.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent the making of (i) dividends or distributions by any Subsidiary to any Loan Party or (ii) to the extent the Repurchase Conditions have been satisfied, Share Repurchases by the Borrower;  provided that no Share Repurchases shall be made during the Covenant Relief Period.

Section 8.13.      ERISA.  Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property.  Each Loan Party shall, and shall cause each of its Subsidiaries to, promptly notify the Administrative Agent and each Lender of:  (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Subsidiary of a Loan Party of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Subsidiary of a Loan Party with respect to any post‑retirement Welfare Plan benefit.

Section 8.14.      Compliance with Laws.  (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any non‑compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

(b)     Without limiting Section 8.14(a) above, each Loan Party shall, and shall cause each of its Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:  (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable

Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business or in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Subsidiary of a Loan Party or any of the Premises:  (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y)  Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested environmental record concerning the Premises which any Loan Party or any Subsidiary of a Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.

Section 8.15.     Compliance with OFAC Sanctions Programs and Anti-Corruption Laws. (a) Each Loan Party shall at all times comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary.

(b)     Each Loan Party shall provide the Administrative Agent and the Lenders any information regarding the Loan Parties, their Affiliates, and their Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable OFAC Sanctions Programs and the Beneficial Ownership Regulation; subject however, in the case of Affiliates, to such Loan Party’s ability to provide information applicable to them.

(c)     If any Responsible Officer of any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, any Subsidiary of any Loan Party, or any officer, director or Affiliate of any Loan Party or that any Person that owns or controls any such Person is the target of any OFAC Sanctions Programs or is located, organized or resident in a country or territory that is, or whose government is, the subject of any OFAC Sanctions Programs (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to the Administrative

Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

(d)      No Loan Party will, directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any OFAC Sanctions Programs, or (ii) in any other manner that would result in a violation of OFAC Sanctions Programs or Anti‑Corruption Laws by any Person (including any Person participating in the Facilities, whether as underwriter, lender, advisor, investor, or otherwise).

(e)     No Loan Party will, nor will it permit any Subsidiary to, violate any Anti‑Corruption Law in any material respect.

(f)      Each Loan Party will maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees, and agents with applicable Anti-Corruption Laws.

Section 8.16.      Burdensome Contracts With Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not apply to transactions between or among the Loan Parties.

Section 8.17.      No Changes in Fiscal Year.  The Borrower shall not, nor shall it permit any Subsidiary to, change its current Fiscal Year reporting method from its present basis as of the Closing Date.

Section 8.18.     Formation of Subsidiaries; Guaranty Requirements.  Promptly upon (i) the formation or acquisition of any Subsidiary (other than any Inactive Subsidiary or any Factoring SPV), or (ii) any Inactive Subsidiary obtaining assets (other than de minimis assets), generating revenue or conducting business operations, the Loan Parties shall provide the Administrative Agent and the Lenders notice thereof (at which time Schedule 6.2 shall be deemed amended to include reference to such Subsidiary).  Subject to Section 12 hereof, the payment and performance of the Secured Obligations of the Borrower shall at all times be guaranteed by the Subsidiaries of the Borrower which are required to be Guarantors hereunder (as set forth in the definition of “Guarantor”) pursuant to Section 11 hereof or pursuant to one or more Guaranty Agreements in form and substance reasonably acceptable to the Administrative Agent, as the same may be amended, modified or supplemented from time to time.  The Loan Parties shall, and shall cause their Subsidiaries to, timely comply with the requirements of Sections 11 and 12 with respect to any Subsidiary that is required to become a Guarantor hereunder.  Except for Foreign Subsidiaries existing on the Closing Date and identified on Schedule 6.2, no Loan Party, nor shall it permit any of its Subsidiaries to, form or acquire any Foreign Subsidiary other than Lime International Ventures Limited, an entity organized under the laws of Ireland.

Section 8.19.     Change in the Nature of Business.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Subsidiaries would be changed in any material respect from an Eligible Line of Business.

Section 8.20.      Use of Proceeds.  The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4.

Section 8.21.      No Restrictions.  Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party or any Subsidiary of a Loan Party to:  (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Subsidiary, (b) pay any indebtedness owed to any Loan Party or any other Subsidiary, (c) make loans or advances to any Loan Party or any Subsidiary, (d) transfer any of its Property to any Loan Party or any other Subsidiary, or (e) guarantee the Secured Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided that the foregoing shall not apply to encumbrances existing under or by reason of (i) any agreements governing any purchase money Liens or Capitalized Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (ii) restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted Lien, (iii) customary provisions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment thereof, (iii) any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition, (iv) restrictions pursuant to applicable Law, rule, regulation or order or the terms of any license, authorization, concession or permit, and (v) customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, and other similar agreements in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements.

Section 8.22.      Subordinated Debt.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) amend or modify any of the terms or conditions relating to Subordinated Debt, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.  Notwithstanding the foregoing, the Loan Parties may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor.  Furthermore, without limiting the foregoing provisions of this Section 8.22, no Loan Party shall make any payment in respect of any Earn Out Obligation or Seller Note if:

(i)      a Default has occurred and is continuing or would be created by the making of such payment~~,~~; or

(ii)      upon giving effect to such payment and any Credit Event in connection therewith, the Loan Parties would not be in compliance on a pro forma basis with ~~each of~~ the financial covenants set forth in Section 8.23 hereof that apply at the time of such payment (and excluding, for the avoidance of doubt, any financial covenants set forth in Section 8.23 that do not apply at the time of such payment) for the next succeeding Test Period (calculated based upon Adjusted EBITDA for the four (4) Fiscal Quarter period most recently completed for which financial statements required under Section 8.5 hereof have been delivered to the Administrative Agent); or

(iii)      solely with respect to payments made during the Covenant Relief Period, (A) the Loan Parties would have Liquidity in an amount less than $5,000,000 after giving effect to such payment and any Credit Event in connection therewith or (B) after giving effect to such payment, the aggregate amount of all such payments made during the Covenant Relief Period would exceed $7,000,000.

Section 8.23.      Financial Covenants.

(a)     Total Leverage Ratio.  (i) ~~As~~Other than during the Covenant Relief Period, as of the last day of each Fiscal Quarter of the Borrower ending during the relevant period set forth below, the Borrower shall not permit the Total Leverage Ratio to be greater than the corresponding ratio set forth opposite such period:

PERIOD(S) ENDING	TOTAL LEVERAGE RATIO SHALL NOT BE GREATER THAN:
Fiscal Quarters ending on or about 6/28/19 through and including 9/25/20	3.50 to 1.00
Fiscal Quarters ending on or about 01/01/21 and at all times thereafter	3.25 to 1.00

(ii)     During the Covenant Relief Period, as of the last day of each Fiscal Quarter of the Borrower ending during the relevant period set forth below, the Borrower shall not permit the Total Leverage Ratio to be greater than the corresponding ratio set forth opposite such period:

PERIOD(S) ENDING	TOTAL LEVERAGE RATIO SHALL NOT BE GREATER THAN:
Fiscal ~~Quarters~~Quarter ending on or about ~~6/28/19 through and including 9/25/20~~06/26/20	~~3.50~~6.00 to ~~1.0~~1.00

PERIOD(S) ENDING	TOTAL LEVERAGE RATIO SHALL NOT BE GREATER THAN:
Fiscal Quarter ending on or about 09/25/20	7.75 to 1.00
Fiscal Quarter ending on or about 01/01/21	7.50 to 1.00
Fiscal Quarter ending on or about 04/02/21	6.25 to 1.00
Fiscal Quarter ending on or about 07/02/21	4.00 to 1.00
Fiscal Quarters ending on or about ~~12/25/20~~10/01/21 and at all times thereafter	3.25 to ~~1.0~~1.00

(b)     Fixed Charge Coverage Ratio.  ~~As~~Other than during the Covenant Relief Period, as of the last day of each Fiscal Quarter of the Borrower~~, beginning with the Fiscal Quarter ending June 28, 2019~~, the Borrower shall maintain a Fixed Charge Coverage Ratio of not less than 1.20 to ~~1.0~~1.00.

(c)     Minimum Adjusted EBITDA.  Solely during the Covenant Relief Period, as of the last day of each Test Period ending on the relevant date set forth below, the Borrower shall have Adjusted EBITDA for such Test Period of no less than the amount set forth opposite such date:

TEST PERIOD ENDING	MINIMUM ADJUSTED EBITDA:
06/26/20	$19,500,000
09/25/20	$18,000,000
01/01/21	$18,000,000
04/02/21	$20,000,000
07/02/21	$32,000,000

(d)      Capital Expenditures.  The Borrower and its Subsidiaries shall not incur or make Capital Expenditures in an aggregate amount in excess of $7,000,000 during the Covenant Relief Period.

Section 8.24.      Modification of Certain Documents .   No Loan Party shall do any of the following:

(a)      waive or otherwise modify any term of any Constituent Document of, or otherwise change the capital structure of, any Loan Party (including the terms of any of their outstanding Voting Stock), in each case except for those modifications and waivers that (x) do not elect, or permit the election, to treat the Voting Stock of any limited liability company (or similar entity) as certificated unless such certificates are delivered to the Administrative Agent to the extent they represent Voting Stock pledged under the Security Agreement and (y) do not affect the interests of the Administrative Agent under the Loan Documents or in the Collateral in a materially adverse manner;

(b)      permit the Obligations to cease qualifying as “Senior Debt”,  “Designated Senior Debt” or a similar term under and as defined in any documentation governing any Subordinated Debt;

(c)     modify any term of any Bonding Agreement such that the Property subject to any Lien in favor of any Surety attaches to Property that is not in direct connection with the applicable Bond; and

(d)      amend or otherwise modify the Ocelot Acquisition Documents, except for such amendments or other modifications which are not materially adverse to the interests of the Administrative Agent or any Lender and which, in each instance (other than non-substantive administrative changes), are fully disclosed to Administrative Agent.

Section 8.25.      Post-Closing Covenants.  Reserved.

Section 8.26.    Bonding Capacity.  The Borrower and its Subsidiaries shall (i) have available bonding capacity under one or more Bonding Agreements in an amount sufficient to operate their respective businesses in the ordinary course, and (ii) be in compliance in all material respects with all terms and conditions set forth in each Bonding Agreement and shall not permit a default to occur thereunder, as set forth in, or otherwise permitted by, Section 6.25.

SECTION 9.        EVENTS OF DEFAULT AND REMEDIES.

Section 9.1.      Events of Default.  Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)      default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, or default for a period of three (3) Business Days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;

(b)      default in the observance or performance of any covenant set forth in Sections 8.1, 8.5, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.21, 8.22, 8.23, 8.24 or 8.25 of this Agreement, or any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

(c)      default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

(d)      any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e)      (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) any Loan Party or any Subsidiary of a Loan Party makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Secured Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f)      default shall occur under any Material Indebtedness issued, assumed or guaranteed by any Loan Party or any Subsidiary of a Loan Party, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

(g)      (i) any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $750,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Subsidiary of a Loan Party to enforce any such judgment, or (ii) any Loan Party or any Subsidiary of a Loan Party shall fail within sixty (60) days to discharge one or more non‑monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(h)      any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating for all such Persons in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)      any Change of Control shall occur;

(j)      any Loan Party or any Subsidiary of a Loan Party shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k);

(k)      a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Subsidiary of a Loan Party, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Loan Party or any Subsidiary of a Loan Party, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days; or

(l)      Bonding Agreements:

(i)         any Surety for the Borrower or any of its Subsidiaries for any reason ceases to issue bonds, undertakings or instruments of guaranty and the amount of such reduction in bonding capacity exceeds 20% or more of the aggregate bonding capacity of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries shall fail to cause another Person reasonably acceptable to the Administrative Agent (provided that any such Person shall be deemed to be acceptable if its bonds, undertakings or instruments of guaranty are accepted by contract providers for the Borrower and its Subsidiaries) to issue bonds, undertakings or instruments of guaranty within 30 days of the date that such original Surety ceased to issue bonds, undertakings or instruments of guaranty; or

(ii)       (A) at any time, any Surety for the Borrower or any of its Subsidiaries shall violate any term of any agreement with the Administrative Agent or any Lender to which it is a party, which violation would adversely affect the rights or interests of the Administrative Agent or the Lenders under the Loan Documents and such violation shall continue for a period of five (5) Business Days after the Administrative Agent’s delivery of written notice thereof to such Surety and the Borrower, (B) any Surety exercises any rights or remedies as a secured party with respect to any Collateral in excess of $250,000, or (C) any Surety takes possession of any Collateral in excess of $250,000 and such action continues for a period of ten (10) Business Days after the earlier of (A) the Administrative Agent’s delivery of written notice thereof to the Borrower and (B) a Responsible Officer of the Borrower having obtained knowledge thereof; or

(iii)      the Borrower or any of its Subsidiaries defaults in the payment when due of any amount due under any Bonding Agreement or breaches or defaults with respect to any other term of any Bonding Agreement, if the effect of such failure to pay, default or breach is to cause the related Surety to take possession of the work under any of the bonded contracts of the Borrower or any of its Subsidiaries and value of the contract or project that has been taken over by the related Surety exceeds $250,000; or

(iv)       the Borrower or any Subsidiary breaches or defaults with respect to any term under any of the bonded contracts of the Borrower or such Subsidiary, if the effect of such default or breach is to cause the related Surety to take possession of the work under such bonded contract and value of the contract or project that has been taken over by the related Surety exceeds $250,000.

Section 9.2.     Non‑Bankruptcy Defaults.  When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately deliver to the Administrative Agent Cash Collateral in an amount equal to

105% of the aggregate amount of each Letter of Credit then outstanding, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.  In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing.  The Administrative Agent shall give notice to the Borrower under Section 9.1(c) promptly upon being requested to do so by any Lender.  The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3.     Bankruptcy Defaults.  When any Event of Default described in subsections (j) or (k) of Section 9.1 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately deliver to the Administrative Agent Cash Collateral in an amount equal to 105% of the aggregate amount of each Letter of Credit then outstanding, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.  In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing.

Section 9.4.      Collateral for Undrawn Letters of Credit.  (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under any of Sections 2.3(b), 2.8(b), Section 2.13, 2.14, 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)     All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Secured Obligations.  The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C

Issuer.  If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders.  Subject to the terms of Sections 2.13 and 2.14, if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 2.8(b), at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default exists.  After all Letters of Credit have expired or been cancelled and the expiration or termination of all Commitments, at the request of the Borrower, the Administrative Agent shall release any remaining amounts held in the Collateral Account following payment in full in cash of all Secured Obligations.

Section 9.5.      Post‑Default Collections.  Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.8(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and payments made under or in respect of the Guaranty Agreements received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a)      first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay the Administrative Agent under Section 13.4 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)      second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(c)      third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.4 (until the Administrative Agent is holding an amount of cash equal to 105% of the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)      fourth, to the payment of all other unpaid Secured Obligations and all other indebtedness, obligations, and liabilities of the Loan Parties secured by the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(e)      finally, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 10.      THE ADMINISTRATIVE AGENT.

Section 10.1.     Appointment and Authority.  Each of the Lenders and the L/C Issuers hereby irrevocably appoints BMO Harris Bank N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third‑party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.2.      Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3.      Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.  The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and

(iii)      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)     Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby  (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be required under Section 13.3, or as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2, 9.3, 9.4 and 9.5), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.

(c)     Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7.1 or 7.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4.      Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5.      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

Section 10.6.      Resignation or Removal of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)     If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)     With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 13.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.7.     Non‑Reliance on Administrative Agent and Other Lenders.  Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8.      L/C Issuer and Swingline Lender.  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Swingline Lender shall act on behalf of the Lenders with respect to the Swingline Loans made hereunder.  The L/C Issuer and the Swingline Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the

Swingline Lender in connection with Swingline Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the L/C Issuer and the Swingline Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swingline Lender, as applicable.  Any resignation by the Person then acting as Administrative Agent pursuant to Section 10.6 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swingline Lender except as it may otherwise agree.  If such Person then acting as L/C Issuer so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.3.  If such Person then acting as Swingline Lender resigns, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b).  Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swingline Lender), and (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit and Swingline Loans, and (iii) upon the request of the resigning L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

Section 10.9.      Hedging Liability and Bank Product Obligations.  By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.2, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 9.5.  In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements and the Administrative Agent’s Liens in connection with the termination of the Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and Liens.

Section 10.10.      Designation of Additional Agents.  The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,”

“book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 10.11.      Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders and the L/C Issuer to execute and deliver the Collateral Documents on behalf of each of the Lenders, the L/C Issuer, and their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate; provided the Administrative Agent shall not amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders.  Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders.  Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuer.  Each Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent.  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders, the L/C Issuer or their Affiliates for any failure to monitor or maintain any portion of the Collateral.  The Lenders and L/C Issuer hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefore) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9‑610 or 9‑620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefore (whether by judicial action or otherwise) in accordance with applicable law.  Except as otherwise specifically provided for herein, no Lender, L/C Issuer, or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders or L/C Issuer or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, the L/C Issuer, and their Affiliates.  Each Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the

Uniform Commercial Code or other applicable law can be perfected only by possession.  Should any Lender or L/C Issuer (other than the Administrative Agent) obtain possession of any Collateral, such Lender or L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 10.12.     Authorization to Release, Limit or Subordinate Liens or to Release Guaranties.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral Documents (including a sale, transfer, or disposition permitted by the terms of Section 8.10), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.7(b) and 8.8(d) or which has otherwise been consented to in accordance with Section 13.3, (c) reduce or limit the amount of the indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized to the satisfaction of the Administrative Agent and relevant L/C Issuer) and, if then due, Hedging Liability and Bank Product Obligations, and (e) release any Subsidiary from its obligations as a Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.  Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person form its obligations as a Guarantor under the Loan Documents.

Section 10.13.      Authorization of Administrative Agent to File Proofs of Claim  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)      to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 3.1, 4.4, 4.5, and 13.4) allowed in such judicial proceeding; and

(b)      to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.1 and 13.4.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

Section 10.14.      Authorization to Enter into Intercreditor Agreement and Subordination Agreements.  Each Lender hereby irrevocably appoints, designates and authorizes Administrative Agent to enter into the any subordination or intercreditor agreement pertaining to Subordinated Debt or Indebtedness permitted to exist hereunder that is secured by liens on all or a portion of the Collateral or any other subordinated Indebtedness permitted to be incurred hereunder (each, a “Subordination Agreement”), on its behalf and to take such action on its behalf under the provisions of any such agreement.  Each Lender further agrees to be bound by the terms and conditions of any Subordination Agreement.  Each Lender hereby authorizes and directs Administrative Agent to issue blockage notices under any such Subordination Agreement at the direction of Administrative Agent or the Required Lenders.

Section 10.15.      Certain ERISA Matters.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)      the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)      such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 11.      THE GUARANTEES.

Section 11.1.     The Guarantees.  To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor party hereto (including any Person executing an Additional Guarantor Supplement in the form attached hereto as Exhibit G or such other form acceptable to the Administrative Agent) and the Borrower (as to the Secured Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated

maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.  In case of failure by the Borrower or other obligor punctually to pay any Secured Obligations, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.

Section 11.2.      Guarantee Unconditional.  The obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a)      any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)      any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c)      any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;

(d)      the existence of any claim, set‑off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;

(e)      any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;

(f)      any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid;

(g)      any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or

(h)       any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of the Borrower or any Guarantor under this Section 11.

Section 11.3.     Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances.  The Borrower’s and each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the other Loan Parties under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full.  If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, the Borrower’s and each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 11.4.      Subrogation.  The Borrower and each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit.  If any amount shall be paid to a Loan Party on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Loan Parties hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 11.5.    Subordination.   The Borrower and each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of each and any other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations.  During the existence of any Event of Default, subject to Section 11.4, any such indebtedness, obligation, or liability of the other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Secured Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Loan Party under this Section 11.

Section 11.6.    Waivers.  The Borrower and each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against any other Loan Party or other obligor, another guarantor, or any other Person.

Section 11.7.      Limit on Recovery.  Notwithstanding any other provision hereof, the right of recovery against each Loan Party under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Loan Party’s obligations under this Section 11 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 11.8.      Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Loan Parties hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.

Section 11.9.      Benefit to Borrower and Guarantors.  The Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and the other Loan Parties has a direct impact on the success of each other Loan Party.  The Borrower and each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and the Borrower and each Guarantor acknowledges that its obligations hereunder and this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.

Section 11.10.    Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 11.3.  Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 12.      COLLATERAL.

Section 12.1.      Collateral.  The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Loan Party in all of its real property, personal property, and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that:  (i) the Collateral shall not include Excluded Property, (ii) until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on vehicles or other goods which are subject to a certificate of title law need not be perfected provided that the fair market value of such vehicles or other goods at any one time not so perfected shall not exceed $500,000 in the aggregate, and (iii) the Collateral need not include (or be perfected if a Lien is granted) those assets of any Loan Party as to which the Administrative Agent in its sole discretion determines that the cost of obtaining a security interest in or perfection thereof are excessive in relation to the value of the security to be afforded thereby.  Each Loan Party acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Secured Obligations and shall be valid and perfected first priority Liens (to the extent perfection by filing, registration, recordation, possession or control is required herein or in any other Loan Document) subject to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 8.8, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance reasonably satisfactory to the Administrative Agent.

Section 12.2.      Depository Banks.  Each Loan Party shall at all times maintain the Administrative Agent (or one of its Affiliates) as its primary depository bank, including for its principal operating, administrative, cash management, lockbox arrangements, collection activity, and other deposit accounts for the conduct of its business, and, except for Excluded Deposit Accounts, all deposit accounts of the Loan Parties shall at all times be maintained with the Administrative Agent (or one of its Affiliates) or such other bank(s) reasonably acceptable to the Administrative Agent subject to deposit account control agreements in favor of Administrative Agent on terms reasonably satisfactory to Administrative Agent (all such deposit accounts maintained with the Administrative Agent (or one of its Affiliates) or such other bank(s) subject to a deposit account control agreement being hereinafter collectively referred to as the “Assigned Accounts”); provided, however, that deposit accounts acquired by a Loan Party as part of a Permitted Acquisition or the Ocelot Acquisition shall not be required to be subject to deposit account control agreement pursuant to the foregoing provisions until the date that is one hundred eighty (180) days after (or such later date as the Administrative Agent may agree in its sole discretion) the date such deposit accounts were acquired by such Loan Party.  Each Loan Party shall make such arrangements as may be reasonably requested by the Administrative Agent to assure that all proceeds of the Collateral are deposited (in the same form as received) in one or more Assigned Accounts.  Any proceeds of Collateral received by any Loan Party shall be promptly deposited into an Assigned Account and, until so deposited, shall be held by it in trust for the Administrative Agent and the Lenders.  Each Loan Party acknowledges and agrees that the Administrative Agent has (and is hereby granted to the extent it does not already have) a Lien on each Assigned Account and all funds contained therein to secure the Secured Obligations.  The Administrative Agent agrees with the Loan Parties that if and so long as no Default has occurred or is continuing, amounts on deposit in the Assigned Accounts will (subject to the rules and regulations as from time to time in effect applicable to such demand deposit accounts) be made available to the relevant Loan Party for use in the conduct of its business.  Upon the occurrence and during the continuance of a Default, the Administrative Agent may apply the funds on deposit in any and all such Assigned Accounts to the Secured Obligations whether or not then due.

Section 12.3.      Liens on Real Property.  In the event that any Loan Party owns or hereafter acquires any real property (other than Excluded Property), such Loan Party shall promptly notify the Lenders and the Administrative Agent and shall execute and deliver to the Administrative Agent a mortgage or deed of trust acceptable in form and reasonably substance to the Administrative Agent for the purpose of granting to the Administrative Agent (or a security trustee therefor) a Lien on such real property to secure the Secured Obligations, shall pay all taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and shall supply to the Administrative Agent at the Borrower’s cost and expense, to the extent requested by the Administrative Agent, a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith; provided, however, that no such Mortgage shall be recorded prior to the later of: (i) to the extent no Event of Default has occurred and is continuing, the date that is forty-five (45) days after the date on which the Administrative Agent or the Borrower delivered notice to the Lenders of such Mortgage (or such earlier date as may be agreed to by the Lenders) and (ii) the date on which the Administrative Agent has received confirmation from all of the Lenders that its respective flood insurance due diligence and flood insurance compliance, if any, has been completed with respect to the applicable Premises (such written confirmation not to be unreasonably conditioned, withheld or delayed).

Section 12.4.      Further Assurances.  Each Loan Party agrees that it shall, from time to time at the reasonable request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.  In the event any Loan Party forms or acquires any other Subsidiary after the date hereof, except as otherwise provided in the definition of Guarantor, the Loan Parties shall ~~promptly upon~~, within thirty (30) days (or such later date as the Administrative Agent may agree to in its reasonable discretion) after such formation or acquisition, as applicable, cause such newly formed or acquired Subsidiary to execute a joinder to this Agreement or a Guaranty Agreement, and such Collateral Documents as the Administrative Agent may then reasonably require, and the Loan Parties shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 13.      MISCELLANEOUS.

Section 13.1.      Notices.

(a)     Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone and except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or email (including as a .pdf file) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to Administrative Agent, Swing Line Lender or L/C Issuer:	BMO Harris Bank N.A. 115 South LaSalle Street, 20W Chicago, Illinois 60603 Attention: James Stephens Facsimile No.: (312) 765-1138 Telephone No. (312) 877-2881 Email: James.Stephens@bmo.com
If to a Loan Party:

Willdan Group, Inc.,
  as Borrower

2401 East Katella Avenue, Suite 300
Anaheim, California 92806
Attention: Stacy McLaughlin
Facsimile No.: (714) 940-4920
Telephone No. (714) 940-6349
Email:  smclaughlin@willdan.com

if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Loan Parties).

Notices sent by hand or overnight courier service or by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not sent during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)     Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 2.2, 2.3 and 2.6 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e‑mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor.

(c)     Change of Address, etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d)      Platform.  (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).  The Borrower acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.

(ii)     The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non‑infringement of third‑party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.

Section 13.2.      Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation recorded in an applicable Participant

Register in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)      Minimum Amounts.  (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)      in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 in the case of any assignment in respect of the Revolving Facility or a Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)      Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non‑pro rata basis.

(iii)      Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)      the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)      the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to any Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)      the consent of each L/C Issuer and Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv)      Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.   The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)      No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)      No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)      Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.4 and 13.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)     Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)      Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.8 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.4, and 4.5 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.12 and 4.7 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1 or 4.4, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.12 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.6 (Right of Setoff) as though it were a Lender; provided that such Participant agrees to be subject to Section 13.7 (Sharing of Payments by Lenders) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)      Disqualified Institutions.  (i) No assignment or participation shall be made to, and no Commitment shall be provided by, any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person or the date upon which such Commitment shall become effective, as the case may be (unless (i) an Event of Default has occurred and is continuing under Section 9.1(a), (j) or (k) or (ii) the Borrower has consented to such assignment or Commitment in writing in its sole and absolute discretion, in which cases such Person will not be considered a Disqualified Institution for the purpose of such assignment, participation or Commitment and this Agreement).  For the avoidance of doubt, with respect to any assignee, participant or Lender that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee, participant or Lender shall not retroactively be disqualified from becoming or being a Lender and (y) the execution by the Borrower of an Assignment and Assumption or similar documentation with respect to such assignee, participant or Lender will not by itself result in such Person no longer being considered a Disqualified Institution.  Any assignment, participation or Commitment in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply.

(ii)      If any assignment or participation is made to, or any Commitment is provided by, any Disqualified Institution in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)      Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Institution does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the United States Bankruptcy Code (or any similar provision in any other Debtor Relief

Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the United States Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)      The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 13.3.      Amendments. Subject to Section 4.3(b), any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders) (except as otherwise stated below to require only the consent of the Lenders affected thereby), and (c) if the rights or duties of the Administrative Agent, the L/C Issuer, or the Swingline Lender are affected thereby, the Administrative Agent, the L/C Issuer, or the Swingline Lender, as applicable; provided that:

(i)      no amendment or waiver pursuant to this Section 13.3 shall (A) increase any Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the default rate provided in Section 2.9 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or any fee payable hereunder;

(ii)      no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 13.3, change Section 13.7 in a manner that would affect the ratable sharing of setoffs required thereby, change the application of payments contained in Section 5.1 or 9.5, release any material Guarantor or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document;

(iii)      no amendment or waiver pursuant to this Section 13.3 shall, unless signed by each Lender affected thereby, extend the Revolving Credit Termination Date, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, or extend the Delayed Draw Term Loan Availability Period;

(iv)      no waiver or amendment shall, unless signed by the Required Revolving Lenders, change any provision of the last sentence of Section 7.1 or, solely for the purposes of Section 7.1(b), after the occurrence of any Default, any other provision of this Agreement that would result in such Default no longer continuing;

(v)      no waiver or amendment shall, unless signed by each Revolving Lender, change the definition of Required Revolving Lenders; and

(vi)      no amendment to Section 11 shall be made without the consent of the Guarantor(s) affected thereby.

Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error, ambiguity, omission, mistake or defect, in each case, in any provision of the Loan Documents or any schedules or exhibits thereto, then the Administrative Agent and the Borrower shall be permitted to amend such provision, schedule or exhibit, (3) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents, (4) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to (x) effect the provisions of Section 2.15 or (y) implement an alternate rate of interest to the LIBOR Index Rate pursuant to Section 4.3(b), and (5) at all times while the Borrower or any Loan Party owns any real property subject to a Mortgage, any increase, renewal or extension of the Loans or Commitments shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Lenders.

Section 13.4.      Costs and Expenses; Indemnification.

(a)     Costs and Expenses.  The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, without limitation, such fees and expenses incurred in connection with (x) the creation, perfection or protection of the Liens under the Loan Documents (including all title insurance fees and all search, filing and recording fees) and (y) environmental assessments, insurance reviews, collateral audits and valuations, and field exams as provided herein, (ii) all reasonable out‑of‑pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder).

(b)     Indemnification by the Loan Parties.  Each Loan Party shall indemnify the Administrative Agent (and any sub‑agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub‑agent thereof), any Swingline Lender and L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non‑Tax claim.

(c)     Reimbursement by Lenders.  To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub‑agent thereof), any L/C Issuer, any Swingline Lender or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer, any Swingline Lender  or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer, any Swingline Lender or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub‑agent), such L/C Issuer, such Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any L/C Issuer or Swingline Lender solely in its capacity as such, only the Lenders party to the Revolving Facility shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the Revolving Credit Exposure at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub‑agent), such L/C Issuer or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub‑agent), such L/C Issuer or any such Swingline Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.15.

(d)      Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)     Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)      Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 13.5.     No Waiver, Cumulative Remedies.  No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 13.6.      Right of Setoff.  In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.  Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application

Section 13.7.      Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a)        if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded, and the purchase price restored to the extent of such recovery, without interest; and

(b)       the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 13.8.      Survival of Representations.  All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 13.9.      Survival of Indemnities.  All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 4.1, 4.4, 4.5, and 13.4, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 13.10.      Counterparts; Integration; Effectiveness..

(a)     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 7.2, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.  For purposes of determining compliance with the conditions specified in Section 7.2, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.

(b)     Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronics Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.11.      Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 13.12.      Severability of Provisions.  Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 13.13.     Construction.  The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.  The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries.  NOTHING CONTAINED HEREIN SHALL BE DEEMED OR CONSTRUED TO PERMIT ANY ACT OR OMISSION WHICH IS PROHIBITED BY THE TERMS OF ANY COLLATERAL DOCUMENT, THE COVENANTS AND AGREEMENTS CONTAINED HEREIN BEING IN ADDITION TO AND NOT IN SUBSTITUTION FOR THE COVENANTS AND AGREEMENTS CONTAINED IN THE COLLATERAL DOCUMENTS.

Section 13.14.      Excess Interest.  Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of the Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 13.15.     Lender’s and L/C Issuer’s Obligations Several.  The obligations of the Lenders and L/C Issuer hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 13.16.      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s‑length commercial transactions between such Loan Parties and their Affiliates, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party and its Affiliates, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party or its Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 13.17.      Governing Law; Jurisdiction; Consent to Service of Process.  (a) THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFIED THEREIN), AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court.  Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements.  Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c)     Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.17(b).  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)      Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e‑mail) in Section 13.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 13.18.      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.19.      USA Patriot Act.  Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.

Section 13.20.      Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self‑regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries relating to a Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries; provided that, in the case of information received from a Loan Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.21.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto (including any party becoming a party hereto by virtue of an Assignment and Assumption) acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)      the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)      the effects of any Bail-in Action on any such liability, including, if applicable:

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)      the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

Section 13.22.     Amendment and Restatement.  This Agreement shall become effective on the Closing Date and shall supersede all provisions of the Existing Credit Agreement as of such date.  From and after the Closing Date (a)(i) the commitments of those Lenders under the Existing Credit Agreement that are continuing as Lenders under this Agreement (the “Continuing Lenders”) shall be amended as set forth on Schedule 2.1/2.2 hereto and (ii) the commitments of those “Lenders” under the Existing Credit Agreement that are not continuing as

Lenders under this Agreement (the “Non‑Continuing Lenders”) shall automatically be terminated and cease to have any further force or effect without further action by any Person, (b) all outstanding “Loans” of the Non‑Continuing Lenders shall be repaid in full (together with all interest accrued thereon and amounts payable pursuant to Section 4.5 of the Existing Credit Agreement in connection with such payment, and all fees accrued under the Existing Credit Agreement through the Closing Date) on the Closing Date (and the Borrower shall pay to each Continuing Lender all amounts, if any, payable pursuant to Section 4.5 of the Existing Credit Agreement as if the outstanding Loans had been prepaid on the Closing Date), (c) all outstanding “Loans” of the Continuing Lenders and all interests in outstanding “Letters of Credit” under the Existing Credit Agreement shall remain outstanding as the initial Loans and Letters of Credit hereunder, (d) all references made to the Existing Credit Agreement in any Loan Document or in any other instrument or document shall, without further action, be deemed to refer to this Agreement and (e) all references made to the “Borrower” in any Loan Document or in any other instrument or document shall, without further action, be deemed to refer to the Borrower hereunder.

The Lenders (other than any Non-Continuing Lenders) each agree to make such purchases and sales of interests in the Loans and L/C Obligations outstanding on the Closing Date between themselves so that each Lender (other than any Non-Continuing Lenders) is then holding its relevant Percentage of outstanding Loans and risk participation interests in outstanding L/C Obligations based on their Commitments as in effect after giving effect hereto (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement (including, without limitation, participations in respect of all Swingline Loans and Letters of Credit ) to be made in accordance with the respective Commitments of the Lenders from time to time party to this Agreement as provided herein.  This Agreement amends and restates the Existing Credit Agreement and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Credit Agreement or the indebtedness, obligations and liabilities of the Loan Parties evidenced or provided for thereunder.  Without limiting the generality of the foregoing, each Loan Party agrees that notwithstanding the execution and delivery of this Agreement, the Liens previously granted to the Administrative Agent pursuant to the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Administrative Agent thereunder and obligations of the Loan Parties thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby (except as expressly amended by the Loan Documents) and shall secure all of the Borrower’s indebtedness, obligations and liabilities to the Administrative Agent and the Lenders under the Existing Credit Agreement as amended and restated hereby.  Without limiting the foregoing, the parties to this Agreement hereby acknowledge and agree that the “Credit Agreement” and the “Notes” referred to in the Collateral Documents shall from and after the date hereof be deemed references to this Agreement and the Notes issued hereunder.

Section 13.23.      Acknowledgment Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Liability or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered ~~Entity~~Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered ~~Entity~~Party or a BHC Act Affiliate of a Covered ~~Entity~~Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered ~~Entity~~Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered ~~Entity~~Party with respect to a Supported QFC or any QFC Credit Support.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

This Amended and Restated Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“BORROWER”

WILLDAN GROUP, INC.

By	/s/ THOMAS D. BRISBIN
Name: Thomas D. Brisbin
Title: Chief Executive Officer

[Signature Page to Amended and Restated Credit Agreement]

/
“GUARANTORS”

ELECTROTEC OF NY ELECTRICAL INC.
PUBLIC AGENCY RESOURCES
WILLDAN ENERGY SOLUTIONS
WILLDAN ENGINEERING
WILLDAN FINANCIAL SERVICES
WILLDAN HOMELAND SOLUTIONS
WILLDAN LIGHTING & ELECTRIC, INC.
WILLDAN LIGHTING & ELECTRIC OF CALIFORNIA
WILLDAN LIGHTING & ELECTRIC OF WASHINGTON, INC.
ABACUS RESOURCE MANAGEMENT COMPANY
INTEGRAL ANALYTICS, INC.
NEWCOMB ANDERSON MCCORMICK, INC.

	By	/s/ THOMAS D. BRISBIN
Name Thomas D. Brisbin
Title Chairman of the Board

GENESYS ENGINEERING, P.C.

	By	/s/ RACHEL SERASPE
Name Rachel Seraspe
Title Vice President

[Signature Page to Amended and Restated Credit Agreement]

LIME ENERGY CO.
LIME FINANCE, CO.
LIME ENERGY SERVICES, CO.
ENERPATH INTERNATIONAL HOLDING COMPANY
ENERPATH SERVICES, INC.

By:	/s/ STACY MCLAUGHLIN
Name: Stacy McLaughlin
Title: Vice President and Treasurer

[Signature Page to Amended and Restated Credit Agreement]

“ADMINISTRATIVE AGENT,” “LENDER” AND “L/C ISSUER”
BMO HARRIS BANK N.A., as Administrative Agent, as Lender and as L/C Issuer

By	/s/ MICHAEL GIFT
Name: Michael Gift
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

“LENDERS”
[INSERT NAME OF LENDER], as a Lender

By
Name
Title

[Signature Page to Amended and Restated Credit Agreement]

EXHIBIT A

NOTICE OF PAYMENT REQUEST

[Date]

[Name of Lender]

[Address]

Attention:

Reference is made to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement.  [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________.  Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________.  Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]

Very truly yours,

_______________________, as L/C Issuer

By
Name
Title

EXHIBIT B

NOTICE OF BORROWING

Date:  ____________, ____

To:     BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

The undersigned, the Borrower, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.6 of the Credit Agreement, of the Borrowing specified below:

1.      The Business Day of the proposed Borrowing is ___________, ____.

2.      The aggregate amount of the proposed Borrowing is $______________.

3.      The Borrowing is being advanced under the [Term A Loan] [Revolving] [Delayed Draw Term Loan] Facility.

4.      The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.

[5.      The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)      the representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date); and

(b)      no Default has occurred and is continuing or would result from such proposed Borrowing.

WILLDAN GROUP, INC.

By
Name
Title

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:  ____________, ____

To:     BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

The undersigned, the Borrower, refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.6 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.        The conversion/continuation Date is __________, ____.

2.        The aggregate amount of the [Term A Loan] [Revolving] [Delayed Draw Term] Loans to be [converted] [continued] is $______________.

3.        The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

4.        [If applicable:]  The duration of the Interest Period for the [Term A Loan] [Revolving] [Delayed Draw Term] Loans included in the [conversion] [continuation] shall be _________ months.

WILLDAN GROUP, INC.

By
Name
Title

EXHIBIT D‑1

TERM A NOTE

____________, ___

FOR VALUE RECEIVED, the undersigned, Willdan Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to ____________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the aggregate unpaid principal amount of all Term A Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts and on the dates called for by Section 2.7(a) of the Credit Agreement together with interest on the principal amount of such Term A Loans from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Term A Notes referred to in the Amended and Restated Credit Agreement, dated as of June 26, 2019 by and among the Borrower, the Guarantors party thereto, the lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WILLDAN GROUP, INC.

By
Name:
Title:

EXHIBIT D‑2

REVOLVING NOTE

____________, ______

FOR VALUE RECEIVED, the undersigned, Willdan Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to ____________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WILLDAN GROUP, INC.

By
Name:
Title:

EXHIBIT D‑3

SWING NOTE

____________, ___

FOR VALUE RECEIVED, the undersigned, Willdan Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to ____________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is the Swing Note referred to in the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among the Borrower, the Guarantors party thereto, the lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WILLDAN GROUP, INC.

By
Name:
Title:

EXHIBIT D‑4

DELAYED DRAW TERM NOTE

____________, ___

FOR VALUE RECEIVED, the undersigned, Willdan Group, Inc., a Delaware corporation (the “Borrower”), promises to pay to ____________________ (the “Lender”) or its registered assigns at the principal office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the aggregate unpaid principal amount of all Delayed Draw Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts and on the dates called for by Section 2.7(b) of the Credit Agreement together with interest on the principal amount of such Delayed Draw Term Loans from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Delayed Draw Term Notes referred to in the Amended and Restated Credit Agreement, dated as of June 26, 2019 by and among the Borrower, the Guarantors party thereto, the lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

WILLDAN GROUP, INC.

By
Name:
Title:

EXHIBIT E

[FORM OF] INCREASE REQUEST

___________, _________

To:       BMO Harris Bank N.A., as Administrative Agent under Credit Agreement described below

Ladies and Gentlemen:

The undersigned Borrower, which is party to that certain Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), requests that the Administrative Agent consent to a(n) [increase in the aggregate Revolving Credit Commitments][making of Incremental Term Loans] (the “Increase”), in accordance with Section 2.15 of the Credit Agreement, to be effected by [an increase in the Revolving Credit][the making of an Incremental Term Loan] of/by [name of existing Lender(s)] [the addition of [name of new Lender] (the “New Lender”) as a Lender under the terms of the Credit Agreement].  Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

After giving effect to such Increase, the [Revolving Credit Commitment][Incremental Term Loan] of the [Lender] [New Lender] shall be $_____________.

[Include paragraphs 1‑4 for a New Lender]

1.      The New Lender hereby confirms that it has received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder.  The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement.  The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

2.      Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent, the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

3.      The New Lender shall deliver to the Administrative Agent an Administrative Questionnaire.

4.      The New Lender has delivered, if appropriate, to the Borrower and the Administrative Agent (or is delivering to the Borrower and the Administrative Agent concurrently herewith) the tax forms referred to in Section 4.1 of the Credit Agreement.

This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the state of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

The Increase shall be effective (the “Effective Date”) in accordance with Section 2.15 of the Credit Agreement.  It shall be a condition to the effectiveness of the Increase that all expenses referred to in Section 2.15 of the Credit Agreement shall have been paid.

The Borrower hereby certifies that as of the Effective Date no Default has occurred and is continuing.

[SIGNATURE PAGE TO FOLLOW]

Please indicate the Administrative Agent’s consent to such Increase by signing the enclosed copy of this letter in the space provided below.

WILLDAN GROUP, INC.

By
Name:
Title:

[NEW OR EXISTING LENDER INCREASING COMMITMENTS OR MAKING INCREMENTAL TERM LOANS]

By
Name
Title

The undersigned hereby consents on this __ day of __________________ to the above-requested Increase

BMO HARRIS BANK N.A., as Administrative Agent and L/C Issuer

By
Name
Title

EXHIBIT F

WILLDAN GROUP, INC.

COMPLIANCE CERTIFICATE

To:       BMO Harris Bank N.A., as Administrative Agent under, and the Lenders and L/C Issuer party to, the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.     I am the duly elected ____________ of the Borrower;

2.     I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Loan Parties during the accounting period covered by the attached financial statements;

3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.     The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.     Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.  In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

[Describe below the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exceptions to paragraph 3:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

WILLDAN GROUP, INC.

By
Name
Title

SCHEDULE I

TO COMPLIANCE CERTIFICATE

WILLDAN GROUP, INC.

 COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JUNE 26, 2019

CALCULATIONS AS OF _____________, _______

A. Total Leverage Ratio (Section 8.23(a))
1. Total Funded Debt	$___________
2. Net Income for past 4 quarters	$___________
3. Interest Expense for past 4 quarters	$___________
4. Income taxes for past 4 quarters	$___________
5. Depreciation and Amortization Expense for past 4 quarters	$___________
6. Non-cash charges and other pro forma adjustments acceptable to Bank for past 4 quarters	$___________
7. Fees and expenses paid in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents for the past 4 quarters	$___________
8. Fees and expenses associated with the Luna Acquisition, in an aggregate amount not to exceed $1,000,000 for the past 4 quarters	$___________
9. Fees and expenses associated with the Ocelot Acquisition, in an aggregate amount not to exceed $500,000 for the past 4 quarters	$___________

10.       Fees and expenses associated with other investments permitted pursuant to Section 8.9 of the Credit Agreement (including Permitted Acquisitions) whether or not such investment is consummated, in an aggregate amount not to exceed $500,000 in any Fiscal Year, for the past 4 quarters

$___________
11. Fees and expenses related to equity offerings of Borrower in an aggregate amount not to exceed $500,000 in any Fiscal Year, for the past 4 quarters	$___________

12.       Fees, costs, expenses, charges, losses and similar items incurred in connection with any Disposition, any issuance, incurrence or repayment of Indebtedness, any discontinued operations and any casualty or condemnation event

$___________

13.       Unusual and/or non-recurring costs, expenses, charges, losses and similar items (excluding, in each case, costs, expenses, charges, losses and similar items resulting from or attributable to the Covid-19 pandemic) not to exceed 10% of Adjusted EBITDA (calculated before giving effect to this clause)

$___________
14. Non-cash gains and other pro forma adjustments for past 4 quarters	$___________
15. Unusual and/or non-recurring cash gains	$___________
~~15~~16. Sum of Lines A2, A3, A4, A5, A6, A7, A8, A9, A10, A11, A12 and A13 minus Line A14 and A15 (“Adjusted EBITDA”)	$___________
~~16~~17. Ratio of Line A1 to A~~15~~16	____:1.0
~~17~~18. Line A~~16~~17 ratio must not exceed	____:1.0
~~18~~19. The Borrower is in compliance (circle yes or no)	yes/no
B. Fixed Charge Coverage Ratio (Section 8.23(b))[1]
1. Adjusted EBITDA (Line A~~15~~16 above)	$___________
2. Unfinanced Capital Expenditures for past 4 quarters	$___________
3. Line B1 plus Line B2 minus Line B3	$___________
4. Principal payments for past 4 quarters	$___________
5. Interest Expense paid in cash for past 4 quarters	$___________
6. Income taxes paid in cash for past 4 quarters	$___________
7. Restricted Payments paid in cash for past 4 quarters	$___________
8. Sum of Lines B4, B5, B6, and B7	$___________
9. Ratio of Line B3 to Line B8	____:1.0
10. Line B9 ratio must not be less than	1.20:1.0
11. The Borrower is in compliance (circle yes or no)	yes/no
C. Minimum Adjusted EBITDA (Section 8.23(c)) [2]
1. Adjusted EBITDA (Line A16 above)	$___________
2. Line C1 must not be less than	$___________
3. The Borrower is in compliance (circle yes or no)	yes/no

1         Not applicable during the Covenant Relief Period.

2         Only applicable during the Covenant Relief Period.

D. Capital Expenditures (Section 8.23(d)) [3]
1. Capital Expenditures Since Third Amendment Date	$___________
2. Line D1 must not be greater than	$7,000,000
3. The Borrower is in compliance (circle yes or no)	yes/no

3         Only applicable during the Covenant Relief Period.

EXHIBIT G

ADDITIONAL GUARANTOR SUPPLEMENT

______________, ___

To:     BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above.  Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Credit Agreement, effective from the date hereof.  The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as to the undersigned as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date) and the undersigned shall comply with each of the covenants set forth in Section 8 of the Credit Agreement applicable to it.

Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

The undersigned acknowledges that this Agreement shall be effective upon its execution and delivery by the undersigned to the Administrative Agent, and it shall not be necessary for the Administrative Agent or any of its Affiliates entitled to the benefits hereof, to execute this Agreement or any other acceptance hereof.  [This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.]  Delivery of a counterpart [hereof/this Agreement] by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Agreement shall be construed in accordance with and governed by the laws of the state of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

Very truly yours,

[NAME OF SUBSIDIARY GUARANTOR]

By
Name
Title

EXHIBIT H

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]~~1~~4 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]~~2~~5 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]~~3~~6 hereunder are several and not joint.]~~4~~7  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee

~~1~~4       For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

~~2~~5       For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

~~3~~6       Select as appropriate.

~~4~~7       Include bracketed language if there are either multiple Assignors or multiple Assignees.

pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.         Assignor[s]:                 ________________________________

________________________________

[Assignor [is] [is not] a Defaulting Lender]

2.         Assignee[s]:                 ________________________________

________________________________

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.         Borrower:                    ________________________________

4.         Administrative Agent: BMO Harris Bank N.A., as the administrative agent under the Credit Agreement

5.         Credit Agreement:       Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent

6.         Assigned Interest[s]:

ASSIGNOR[S]~~5~~[8]	ASSIGNEE[S]~~6~~[9]	FACILITY ASSIGNED~~7~~[10]	AGGREGATE AMOUNT OF COMMITMENT/LOANS FOR ALL LENDERS~~8~~[11]	AMOUNT OF COMMITMENT/LOANS ASSIGNED[8]	PERCENTAGE ASSIGNED OF COMMITMENT/ LOANS~~9~~[12]
			$	$	%
			$	$	%
			$	$	%

~~5~~8       List each Assignor, as appropriate.

~~6~~9    List each Assignee, as appropriate.

~~7~~10     Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

~~8~~11     Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

~~9~~12     Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[7.      Trade Date:      ______________]~~10~~13

[PAGE BREAK]

~~10~~13  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: ________________, 20___ [To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]~~11~~[14]

By
Name
Title

[NAME OF ASSIGNOR]

By
Name
Title

ASSIGNEE[S]~~12~~[15]

[NAME OF ASSIGNEE]

By
Name
Title

[NAME OF ASSIGNEE]

By
Name
Title

[Consented to and]~~13~~16 Accepted:

~~11~~14  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

~~12~~15  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

~~16~~16  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

BMO Harris Bank N.A., as Administrative Agent

By
Name
Title

[Consented to:]~~14~~[17]
[NAME OF RELEVANT PARTY]

By
Name
Title

~~14~~17  To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

SECTION 1.        REPRESENTATIONS AND WARRANTIES.

Section 1.1.      Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Section 1.2.      Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.2(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.2(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.5 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 2.        PAYMENTS.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

SECTION 3.        GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York).

EXHIBIT I‑1

[FORM OF]

 U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
Date:		, 20 [__]

EXHIBIT I‑2

[FORM OF]

 U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:		, 20 [__]

EXHIBIT I‑3

[FORM OF]

 U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:		, 20 [__]

EXHIBIT I‑4

[FORM OF]

 U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meaning.

Pursuant to the provisions of Section 4.1 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:
Date:		, 20 [__]

EXHIBIT J

WILLDAN GROUP, INC.

SHARE REPURCHASE COMPLIANCE CERTIFICATE

To:       BMO Harris Bank N.A., as Administrative Agent under, and the Lenders and L/C Issuer party to, the Credit Agreement described below

This Share Repurchase Compliance Certificate is furnished to the Administrative Agent, the L/C Issuer, and the Lenders pursuant to that certain Amended and Restated Credit Agreement, dated as of June 26, 2019, by and among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE BORROWER HEREBY CERTIFIES THAT:

1.     I am the duly elected ____________ of Willdan Group, Inc.;

2.     I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.     The Borrower plans to make a Share Repurchase on _________, 20__ in an aggregate amount equal to $___________;

4.     Upon giving effect to such Share Repurchase, the Borrower shall (A) be in compliance with the financial covenants contained in Section 8.23 on a pro forma basis, calculated using the then prevailing financial covenant compliance levels permitted as of the last day of the most recently ended Fiscal Quarter for which financial statements were required to be delivered under the Credit Agreement, and (B) have Liquidity of not less than $10,000,000.  Schedule I hereto sets forth financial data and computations evidencing the Loan Parties’ compliance with the foregoing, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.  In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

5.     The Share Repurchase for which this certificate is being delivered, together with all other Share Repurchases made under Section 8.12 following the Closing Date, do not exceed $8,000,000 in the aggregate;

6.     No Default exists or would arise upon giving effect to the applicable Share Repurchase; and

The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered this ______ day of __________, 201_.

WILLDAN GROUP, INC.

By:
Name:
Title:

SCHEDULE I

TO SHARE REPURCHASE COMPLIANCE CERTIFICATE

WILLDAN GROUP, INC.

COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JUNE 26, 2019

CALCULATIONS AS OF _____________, _______

A. Total Leverage Ratio (Section 8.23(a))
1. Total Funded Debt	$___________
2. Net Income for past 4 quarters	$___________
3. Interest Expense for past 4 quarters	$___________
4. Income taxes for past 4 quarters	$___________
5. Depreciation and Amortization Expense for past 4 quarters	$___________
6. Non-cash charges and other pro forma adjustments acceptable to Bank for past 4 quarters	$___________
7. Fees and expenses paid in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents for the past 4 quarters	$___________
8. Fees and expenses associated with the Luna Acquisition, in an aggregate amount not to exceed $1,000,000 for the past 4 quarters	$___________
9. Fees and expenses associated with the Ocelot Acquisition, in an aggregate amount not to exceed $500,000 for the past 4 quarters	$___________

10.       Fees and expenses associated with other investments permitted pursuant to Section 8.9 of the Credit Agreement (including Permitted Acquisitions) whether or not such investment is consummated, in an aggregate amount not to exceed $500,000 in any Fiscal Year, for the past 4 quarters

$___________
11. Fees and expenses related to equity offerings of Borrower in an aggregate amount not to exceed $500,000 in any Fiscal Year, for the past 4 quarters	$___________

12.       Fees, costs, expenses, charges, losses and similar items incurred in connection with any Disposition, any issuance, incurrence or repayment of Indebtedness, any discontinued operations and any casualty or condemnation event

$___________

13.       Unusual and/or non-recurring costs, expenses, charges, losses and similar items (excluding, in each case, costs, expenses, charges, losses and similar items resulting from or attributable to the Covid-19 pandemic) not to exceed 10% of Adjusted EBITDA (calculated before giving effect to this clause)

$___________
14. Non-cash gains and other pro forma adjustments for past 4 quarters	$___________
15. Unusual and/or non-recurring cash gains	$___________
~~15~~16. Sum of Lines A2, A3, A4, A5, A6, A7, A8, A9, A10, A11, A12 and A13 minus Line A14 and A15 (“Adjusted EBITDA”)	$___________
~~16~~17. Ratio of Line A1 to A~~15~~16	____:1.0
~~17~~18. Line A~~16~~17 ratio must not exceed	____:1.0
~~18~~19. The Borrower is in compliance (circle yes or no)	yes/no
B. Fixed Charge Coverage Ratio (Section 8.23(b))
1. Adjusted EBITDA (Line A~~15~~16 above)	$___________
2. Unfinanced Capital Expenditures for past 4 quarters	$___________
3. Line B1 plus Line B2 minus Line B3	$___________
4. Principal payments for past 4 quarters	$___________
5. Interest Expense paid in cash for past 4 quarters	$___________
6. Income taxes paid in cash for past 4 quarters	$___________
7. Restricted Payments paid in cash for past 4 quarters	$___________
8. Sum of Lines B4, B5, B6, and B7	$___________
9. Ratio of Line B3 to Line B8	____:1.0
10. Line B9 ratio must not be less than	1.20:1.0
11. The Borrower is in compliance (circle yes or no)	yes/no

C. Liquidity	$___________